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                                                                    Exhibit 99.2

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CREDIT AGREEMENT

                            Effective April 23, 2003

                                  BY AND AMONG

                              TORCH OFFSHORE, INC.
                                  as Borrower,

                                  REGIONS BANK,
                                    as Agent

                                       and

                   REGIONS BANK and EXPORT DEVELOPMENT CANADA,

                                   as Lenders,

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                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
SECTION 1.  DEFINITIONS                                                                           1
               1.1     Definitions                                                                1
               1.2     Accounting Terms and Determinations                                       13

SECTION 2.  LINE OF CREDIT LOANS                                                                 13
               2.1     Line of Credit Commitments                                                13
               2.2     Total Line of Credit Outstandings Shall Not Exceed Borrowing Base         13
               2.3     Method of Borrowing                                                       14
               2.4     Line of Credit Notes                                                      15
               2.5     Maturity                                                                  16

SECTION 3.  TERM LOANS                                                                           16
               3.1     Term Loan Commitments                                                     16
               3.2     Method of Borrowing                                                       16
               3.3     Term Notes                                                                17

SECTION 4.  LETTERS OF CREDIT                                                                    17
               4.1     Letter of Credit Commitment                                               17
               4.2     Participation by Other Lenders                                            19
               4.3     Disbursements                                                             19
               4.4     Reimbursement                                                             19
               4.5     Replacement or Collateralization of Letters of Credit                     20

SECTION 5.  GENERAL PROVISIONS FOR ALL LOANS                                                     20
               5.1     Determination of Interest Rates                                           20
               5.2     Fees                                                                      20
               5.3     Early Payments                                                            21
               5.4     General Provisions as to Payments                                         21
               5.5     Changes in or Illegality with Respect to LIBOR Rate                       21
               5.6     Computation of Interest                                                   22
               5.7     Security                                                                  22
                          (a) Security Agreement; Quebec Security Documents;
                              Contribution Agreement Assignment                                  22
                          (b) Preferred Ship Mortgages                                           22
                          (c) Continuing Guarantees                                              23
                          (d) Subsidiary Pledge Documents                                        23
                          (e) New Subsidiaries                                                   23
                          (f) Relocation of MIDNIGHT EXPRESS for
                              Performance of Huisman Contract                                    23
                          (g) Further Documents                                                  23
                          (h) Contribution Agreement                                             24
               5.8     Guaranty of Obligations of Subsidiaries                                   24
               5.9     Torch Deepwater, Inc.                                                     24
               5.10    Form of Transaction Documents                                             24
               5.11    Deposit Accounts                                                          24
               5.12    Subordination                                                             24

                                       ii

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
               5.13    Insurance Proceeds                                                        24

SECTION 6.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT                                         25
               6.1     Initial Line of Credit Loan or Initial Letter of Credit                   25
               6.2     All Line of Credit Loans                                                  27
               6.3     Letters of Credit                                                         28
               6.4     Term Loans                                                                29

SECTION 7.  REPRESENTATIONS AND WARRANTIES                                                       30
               7.1     Existence and Power                                                       30
               7.2     Authorization                                                             30
               7.3     Governmental Approvals                                                    30
               7.4     Binding Effect                                                            30
               7.5     ERISA                                                                     31
               7.6     No Defaults                                                               31
               7.7     Liabilities, Litigation                                                   31
               7.8     Tax Payment                                                               31
               7.9     Title to Property                                                         31
               7.10    Compliance with Laws                                                      32
               7.11    Other Instruments; None Burdensome                                        32
               7.12    Investments                                                               32
               7.13    Subsidiaries                                                              32
               7.14    Shipbuilding Contracts; Plans and Specifications                          32
               7.15    Net Worth of Torch Offshore, L.L.C.                                       32

SECTION 8.  COVENANTS                                                                            32
               8.1     Affirmative Covenants of Borrower                                         32
                          (a) Information                                                        32
                          (b) Compliance with Laws                                               33
                          (c) Payment of Indebtedness                                            34
                          (d) Payment of Taxes                                                   34
                          (e) Payment of Claims                                                  34
                          (f) Insurance                                                          34
                          (g) Maintenance of Property                                            35
                          (h) Maintenance of Intellectual Property                               35
                          (i) Corporate Existence                                                35
                          (j) Notice of Claim                                                    35
                          (k) Financial Covenants                                                35
                          (l) Maintenance of Books and Records, Consultations and Inspections    35
                          (m) Further Assurances                                                 36
                          (n) Agreements                                                         36
                          (o) Location of Chief Executive Office and Collateral                  36
                          (p) Accountant                                                         36
                          (q) Access to Other Credit                                             36
                          (r) Prosecution of Project                                             36
                          (s) Inspections of Project                                             36
                          (t) Cure of Deficiency                                                 36
                          (u) Correction of Defects                                              37
                          (v) Performance of Contracts                                           37
                          (w) Tri-Party Agreement                                                37
               8.2     Negative Covenants of Borrower                                            37

                                       iii

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
                          (a) Limitation on Indebtedness                                         37
                          (b) Consolidation, Merger, Sale of Assets, Dissolution, Etc.           38
                          (c) Changes in Nature of Business                                      38
                          (d) Change in Control                                                  38
                          (e) Ownership of Subsidiaries                                          38
                          (f) Liens                                                              38
                          (g) Restricted Investments                                             38
                          (h) Change in Management                                               38
                          (i) Modify Agreements                                                  39
                          (j) Consent to Sale of Interest                                        39
               8.3     Use of Proceeds                                                           39

SECTION 9.  EVENTS OF DEFAULT                                                                    39

SECTION 10. AGENT                                                                                41
               10.1    Appointment                                                               41
               10.2    Powers                                                                    41
               10.3    General Immunity                                                          42
               10.4    No Responsibility for Loans, Recitals, etc.                               43
               10.5    Right to Indemnity                                                        43
               10.6    Action Upon Instructions of Required Lenders                              43
               10.7    Reliance on Documents; Employment of Agents and Counsel                   44
               10.8    May Treat Payee as Owner                                                  44
               10.9    Agent's Reimbursement                                                     44
               10.10   Rights as a Lender                                                        44
               10.11   Independent Credit Decision                                               44
               10.12   Resignation of Agent                                                      44
               10.13   Duration of Agency                                                        44

SECTION 11. GENERAL                                                                              45
               11.1    No Waiver                                                                 45
               11.2    Right of Setoff                                                           45
               11.3    Cost and Expenses                                                         45
               11.4    Environmental Indemnity                                                   46
               11.5    General Indemnity                                                         46
               11.6    Authority to Act                                                          47
               11.7    Notices                                                                   47
               11.8    Consent to Jurisdiction, Waiver of Jury Trial                             47
               11.9    Sharing of Payments                                                       47
               11.10   Governing Law                                                             48
               11.11   Amendments and Waivers                                                    48
               11.12   References; Headings for Convenience                                      48
               11.13   Successors and Assigns, Participations                                    48
               11.14   Assignment Agreements                                                     49
               11.15   Withholding Tax                                                           49
               11.16   Purposes of Inspections; No Obligations to Determine
                       Validity of Conversion Contracts                                          50
               11.17   Binding Agreement                                                         50
               11.18   No Oral Agreements, Entire Agreement                                      51
               11.19   Severability                                                              51
               11.20   Counterparts                                                              51

                                       iv

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
               11.21   Resurrection of the Obligations                                           51
               11.22   No Third Parity Beneficiary                                               51
               11.23   Independence of Covenants
               11.24   Confidentiality                                                           51
               11.25   Conflicting Provisions                                                    52
               11.26   Judgment Currency; Indemnity                                              52

SCHEDULES

7.13   Subsidiaries

EXHIBITS

A   Form of Line of Credit Note
B   Form of Term Notes
C   Form of Letter of Credit Application and Agreement
D   Form of Letter of Credit Request
E   Form of Letter of Warranty and Representation
F   Form of Subsidiary Continuing Guarantee
G   Security Agreement
H   Form of Pledge Agreement

                                        v

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     CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Agreement") is effective the 23rd day of April, 2003, (the "Effective Date") and is made and entered into by and among TORCH OFFSHORE, INC., a Delaware corporation ("Borrower"), and the undersigned Lenders (as hereinafter defined), including Regions Bank in its capacity as a Lender hereunder and as Agent for the Lenders under this Agreement.

                                   WITNESSETH:

     WHEREAS, Borrower has requested the Lenders (as hereinafter defined) to make non-revolving line of credit loans to Borrower in an aggregate principal amount not exceeding Sixty Million Dollars ($60,000,000.00);

     WHEREAS, Borrower has requested the Lenders to make term loans upon the expiration of the Line of Credit Period (as hereinafter defined) in an aggregate principal amount not exceeding Sixty Million Dollars ($60,000,000.00);

     WHEREAS, Borrower has requested that Regions (as hereinafter defined) issue letters of credit for the account of Borrower or for the account of Borrower and Torch Express, L.L.C. from time to time during the Letter of Credit Period (as hereinafter defined) as part of the aggregate principal amount of the commitment of the Lenders to Borrower hereunder, but such letters of credit shall not in any event exceed in the aggregate face amount of Thirty Million Dollars ($30,000,000.00) at any one time outstanding; and

     WHEREAS, the Lenders have severally agreed, upon the terms, provisions and conditions set forth herein, to lend such amounts to, and take participations in such letters of credit for the account of Borrower or for the account of Borrower and Torch Express, L.L.C.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually promise and agree as follows:

SECTION l. DEFINITIONS.

     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

     Acknowledgment Agreement shall mean the Acknowledgment and Agreement, dated December 3, 2002, made by 6030963 Canada Inc. in favor of Torch Express, L.L.C., as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Agent shall mean Regions Bank in its capacity as agent for the Lenders hereunder (including, without limitation, as fonde de pouvoir pursuant to Section 10.2(c) hereof) and its successors in such capacity.

     Applicable Margin shall mean the rate of interest per annum shown in the applicable column below:

                                       1

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----------------------------------------------------------
                            Level I   Level II   Level III
----------------------------------------------------------
If Consolidated             ** 1.00    * 1 and     * 1.50
Leverage Ratio as of the
end of the immediately                 ** 1.50
preceding fiscal quarter
is
---------------------------------------------------------
Applicable Margin              3.00%      3.25%      3.50%
---------------------------------------------------------
Unused Fee                      .50%       .50%       .50%
---------------------------------------------------------
 * greater than
** less than or equal to

The Applicable Margin shall commence at Level II. Commencing on June 1, 2003, the Applicable Margin will be adjusted on the first day of each March, June, September and December, to become effective on the next Business Day thereafter, based on the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter. If Borrower should fail to deliver the certificate required by Section 8.1(a)(iii) hereof within the time period set forth in
Section 8.1(a)(iii), then, until Borrower shall have provided such certificate, it shall be presumed that the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter was greater than 1.50 (and, from the date of the delivery of such certificate, the Applicable Margin shall be determined by reference to such certificate).

     Assignment Agreement shall mean any of those certain Assignment Agreements described in Section 11.14 herein.

     Borrower's Representative shall mean any one of Lyle G. Stockstill or Robert E. Fulton or any other person subsequently authorized by a corporate resolution, duly authorized and adopted by the board of directors of Borrower in form acceptable to Lenders.

     Business Day shall mean any day except a Saturday, Sunday, or legal holiday observed by any Lender and, with respect to the determination of the LIBOR Base Rate, any day except a Saturday, Sunday, or legal holiday observed by any Lender in which dealings in Dollars are carried on in the London interbank market.

     Canadian Dollars and CAD each mean dollars of Canada.

     Capitalized Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which as determined in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

     Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person as determined in accordance with GAAP.

     Change in Control shall mean (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding Borrower or any wholly owned Subsidiary thereof) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 45% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of Borrower or any successor entity ("Voting Stock"), (ii) the completion of any consolidation with or merger of Borrower into any other Person, or sale,

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conveyance, transfer or lease by Borrower of all or substantially all of its assets to any Person, or any merger of any other Person into Borrower in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding common stock of Borrower is changed or exchanged as a result, unless the stockholders of the Borrower immediately before such transaction own, directly or indirectly, immediately following such transaction, at least 55% of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) the occurrence of any event whereby less than a majority of the members of the Board of Directors of Borrower shall be persons who either (a) were serving as directors on the Effective Date or (b) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (a) or this clause (b).

     Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     Collateral shall mean all of the Property in respect of which a Lien has been granted by Borrower or any Subsidiary in favor of the Agent for the benefit of the Secured Parties under the terms of the Transaction Documents.

     Commitment shall mean, with respect to each Lender, such Lenders's Line of Credit Commitment and such Lender's Term Loan Commitment, if any.

     Company Business shall mean (i) the offshore pipeline installation and sub-sea construction for the oil and gas industry and (ii) any other activities ancillary to the foregoing.

     Consolidated Adjusted Tangible Net Worth shall mean, at a particular date,
(a) the Consolidated Tangible Net Worth of Borrower and its Subsidiaries as of such date minus (b) all Indebtedness due to Borrower and its Subsidiaries as of such date from any officer, shareholder or affiliate (other than a Subsidiary) of Borrower or any Subsidiary; all determined on a consolidated basis in accordance with GAAP.

     Consolidated Current Ratio shall mean, as of any date for which its is being determined, the ratio of (a) current assets of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, to (b) current liabilities of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP; provided that, for purposes of determining the Consolidated Current Ratio, (x) during the Line of Credit Period, the MIDNIGHT EXPRESS will be classified as a current asset in an amount not to exceed the principal amount of the Line of Credit Loans outstanding on such date (with any residual amount to be classified in accordance with GAAP) and (y) the deposit described in subparagraph (g) of the definition of "Permitted Liens" will be classified as a current asset.

     Consolidated Debt Service Coverage Ratio shall mean, as of any date for which it is being determined, the ratio of (a) Consolidated Net Income for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) plus all depreciation and amortization expenses and all other non-cash items of Borrower and its Subsidiaries during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) to the extent included in the computation of Net Income, minus all cash Distributions made by Borrower or any Subsidiary which is not wholly owed by Borrower during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date), to (b) Consolidated Scheduled Principal Payments for the immediately preceding four (4) fiscal quarters (including any fiscal

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quarter ending on such date) plus the principal portion of Capitalized Lease
Obligations payable by Borrower and its Subsidiaries in respect of the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date), determined on a consolidated basis in accordance with GAAP.

     Consolidated Indebtedness shall mean, as of the date of any determination thereof, the sum of (a) all Indebtedness of Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP plus (b) all unfunded but available lines of credit of Borrower and its Subsidiaries as of such date.

     Consolidated Leverage Ratio shall mean, as of any date for which it is being determined, the ratio of (a) Consolidated Indebtedness as of such date to
(b) Consolidated Adjusted Tangible Net Worth as of such date.

     Consolidated Net Income shall mean, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, but excluding in any event the following to the extent included in the computation of net income: (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets; (ii) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method; (iii) gains or losses from the acquisition or disposition of Investments; (iv) gains from the retirement or extinguishment of any Indebtedness; (v) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such period); (vi) any gains or losses during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments; and
(vii) any extraordinary gains or losses; all determined on a consolidated basis in accordance with GAAP.

     Consolidated Scheduled Principal Payments shall mean, for the period in question, without duplication, all scheduled principal payments of Borrower and its Subsidiaries on Indebtedness for the applicable period, all determined on a consolidated basis in accordance with GAAP; provided that any balloon principal payment on Indebtedness of Borrower and its Subsidiaries which is extended to a maturity date beyond the applicable period shall not be included in the calculation of Consolidated Scheduled Principal Payments.

     Consolidated Tangible Net Worth of any Person shall mean, at a particular date, the excess, if any, of (a) all amounts which would be included under shareholders' equity on a balance sheet of such Person as of such date, determined on a consolidated basis in accordance with GAAP (including, without limitation, capital stock, additional paid-in-capital and retained earnings) minus (b) all assets of such Person as of such date, determined on a consolidated basis in accordance with GAAP, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, the following intangible assets: unamortized organization and reorganization expense, patents, trade or service marks, franchises, trade names and goodwill; all determined on a consolidated basis in accordance with GAAP.

     Continuing Guarantee shall mean a Continuing Guarantee substantially in the form of Exhibit F executed now or at any time hereafter by a Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Contribution Agreement shall mean the Agreement, dated February 27, 2003, between Her Majesty the Queen In Right of Canada, Torch Express, L.L.C. and Lenders, as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Contribution Agreement Assignment Documents shall mean such documents as may be required by the Lenders and their counsel in order to effect a valid assignment or irrevocable direction by Torch Express, L.L.C. of its right, title and interest in, to and under the Contribution Agreement, including such assignments, notices, directions and other documents as may be prescribed by applicable legislation, as each may be amended, supplemented or modified from time to time.

     Conversion Contracts shall collectively mean (a) the Davie Contract and (b) the Huisman Contract, as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Davie shall mean Davie Maritime, Inc., its successors and assigns.

     Davie Contract shall mean the Conversion Contract, dated December 3, 2002, between Davie, as builder, and Torch Express, L.L.C., as owner, as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Default shall mean the occurrence of any event or condition specified in
Section 9 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

     Deficiency shall mean at any time during the Line of Credit Period, the deficiency arising from the costs to complete the Project exceeding the costs delineated on the Project Expense Schedule such that the amount of Line of Credit Loans available to be drawn hereunder is insufficient to pay the remaining costs to complete the Project.

     Disbursement Date shall have the meaning ascribed thereto in Section 4.3.

     Distribution in respect of any Person shall mean (a) dividends or other distributions of cash, stock, assets or other property on or in respect of any shares of stock, membership interest or other equity interest in such Person; and (b) the redemption, repurchase or other acquisition of any shares of stock, membership interest or other equity interest in such Person or of any warrants, rights or other options to purchase any such stock, membership interest or other equity interest (except when solely in exchange for such stock, membership interest or other equity interest); provided that, the issuance or granting of stock, warrants, rights or other options to purchase stock of Borrower shall not be considered a Distribution.

     Dollars and $ shall mean, unless otherwise provided herein, dollars of the United States of America.

     Environmental Law shall mean any federal, state or local statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, deed restriction, common law, treaty, convention, ordinance or other governmental requirement, domestic or foreign, relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, hazardous substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid hazardous substances, in each case applicable to any of the Property owned, leased or operated by Borrower or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S)9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S)6901 et seq., the Hazardous Materials Transportation

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Act, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, the Louisiana Environmental Quality Act (La. R.S. 30:2001 et seq.), and the Louisiana Abandoned Oil field Waste Site Law, La. R.S. 30:71 et seq. and any amendments to these laws and any rules and regulations promulgated thereunder.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

     Event of Default shall have the meaning ascribed thereto in Section 9.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities Exchange Commission.

     Excluded Subsidiary shall mean any Foreign Subsidiary which does not at any time have Consolidated Tangible Net Worth greater than $500,000.00.

     Existing Regions Loan Agreement shall mean the Amended and Restated Loan Agreement, dated December 20, 2002, by and between Regions and Borrower, as the same may be amended, restated, modified or supplemented from time to time.

     Existing Regions Security Documents shall mean the security documents required by Section 3.09 of the Existing Regions Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     Fed Funds Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions.

     Foreign Subsidiary shall mean any Subsidiary which is a controlled foreign corporation as defined in Section 957 of the Code and any regulations thereto, and specifically excluding the Subsidiaries listed on Schedule 7.13.

     GAAP shall mean generally accepted accounting principles at the time in the United States of America.

     Huisman shall mean Huisman Special Lifting Equipment B.V., its successors and assigns.

     Huisman Contract shall mean the Contract for the Supply of a Lay System, dated June 27, 2002, between Torch Express, L.L.C. and Huisman, as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Indebtedness shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person, but in any event including, without limitation, all (i) obligations of such Person for borrowed money or for the deferred purchase price of Property or services (including, without limitation, all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments),
(ii) obligations secured by any Lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations,
(iii) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (iv) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (v) Capitalized Lease Obligations of such Person, (vi) all accounts payables of such Person, (vii) all indebtedness, liabilities and obligations of such Person under guarantees or endorsements, and (viii) all obligations of such Person, contingent or otherwise, relative to the face amount of letters of credit (as may be reduced pursuant to their terms), whether or not drawn.

     Indemnitees shall have the meaning ascribed thereto in Section 11.4.

     Investment shall mean any investment by Borrower or any Subsidiary in any Person, whether payment therefor is made in cash or capital stock of Borrower or any Subsidiary, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business, guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise.

     Interest Rate Protection Agreement shall mean any interest rate exchange, collar, cap or similar agreement providing interest rate protection, entered into by Borrower in respect of the Loans.

     Lenders shall collectively mean Regions and Export Development Canada, and their respective successors and assigns, with each being a Lender.

     Lenders' Inspector shall mean independent Person(s) designated and approved by the Required Lenders to inspect and monitor the Project and the employees, agents and representatives of such Person(s).

     Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 4.1(a).

     Letter of Credit Application shall mean an application and agreement for letters of credit substantially in the form of Exhibit C executed by Borrower or by Borrower and Torch Express, L.L.C. (if the Letter of Credit is to be for the account of Torch Express, L.L.C.) and delivered to Regions pursuant to Section 4.1(a), as the same may from time to time be amended, modified, extended or renewed.

     Letter of Credit Commitment shall have the meaning ascribed thereto in
Section 4.1(a).

     Letter of Credit Commitment Fee shall have the meaning ascribed thereto in
Section 4.1(c).

     Letter of Credit Loan and Letter of Credit Loans shall have the meaning ascribed thereto in Section 4.3.

     Letter of Credit Period shall mean, with respect to any Letter of Credit, the period commencing on the Effective Date and ending upon the earlier of (a) the fifth day prior to the expiration of the Line of Credit Period or (b) one year after its issuance.

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     Letter of Credit Request shall have the meaning ascribed thereto in Section
4.1(a).

     LIBOR Base Rate shall mean the London interbank offered rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) for deposits in Dollars for a period equal to one (1) month, as recorded by the Dow Jones Telerate Service (or such other service used by Agent as an information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar Deposits) as of 9:00 a.m. (New Orleans time) or, if such rate can not be so determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars in immediately available funds are offered to Agent as of the opening of business of Agent or as soon thereafter as practicable by two (2) or more major banks in the London interbank market selected by Agent for a period equal to one (1) month and in an amount equal or comparable to the principal amount due on the Loans. The LIBOR Base Rate shall be adjusted monthly on the last day of each month (or, if such day is not a Business Day, on the next succeeding Business Day).

     LIBOR Rate shall mean the LIBOR Base Rate plus the Applicable Margin.

     Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, hypothec, prior claim, right of retention, maritime lien or right in rem, pledge, assignment, judgment lien, deemed trust or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, and any consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

     Line of Credit Commitment shall mean, for each Lender, the principal amount of $30,000,000.00.

     Line of Credit Loan and Line of Credit Loans shall have the meanings ascribed thereto in Section 2.1.

     Line of Credit Notes shall have the meaning ascribed thereto in Section
2.4.

     Line of Credit Period shall mean the period commencing on the Effective Date and ending June 30, 2004.

     Loans shall collectively mean the Line of Credit Loans, the Term Loans, and the Letter of Credit Loans, with each being a Loan, and shall include all principal, interest, attorneys' fees and costs owed thereon.

     Material Adverse Effect shall mean a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

     Material Indebtedness shall have the meaning ascribed thereto in Section 8.1(c).

     MIDNIGHT EXPRESS shall mean the vessel MIDNIGHT EXPRESS, Official Number 1450, documented under the laws of the Republic of Vanuatu, owned by Torch Express, L.L.C.

     Note shall mean each Line of Credit Note and each Term Note, with all such notes being collectively referred to as the Notes.

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     Notice of Borrowing shall have the meaning ascribed thereto in Section
2.3(a).

     Obligations shall mean, without duplication, any and all present and future indebtedness (including, without limitation, principal, interest, fees, collection costs and expenses, attorneys' fees and other amounts), liabilities and obligations (including, without limitation, reimbursement obligations with respect to Letters of Credit issued by Regions under this Agreement) of Borrower and each Subsidiary, and of any one or more of them, to any one or more of the Secured Parties evidenced by or arising under or in connection with this Agreement, the Notes, the Letter of Credit Application(s), and/or any of the other Transaction Documents, whether direct or contingent, due or to become due or now existing or hereafter arising.

     Obligor shall mean Borrower, each Subsidiary and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Obligations.

     Operating Agreement shall mean the Operating Contract dated December 3, 2002 between Davie, as the Operator, and The Groupe Thibault Van Houtte & Ass. Ltd., as Trustee, as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Overadvance shall have the meaning ascribed thereto in Section 2.2.

     Performance Bond shall mean a performance bond to be issued by Investissement Quebec and Davie Maritime Inc. in favour of Torch Express L.L.C. in connection with the conversion of the MIDNIGHT EXPRESS in form and substance satisfactory to the Lenders, as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Permitted Liens shall mean any of the following: (a) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by Section 8.1(d); (b) (i) deposits to secure the performance of bids, tenders, trade contracts or leases (other than Capitalized Leases) or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other Property and (ii) Liens (other than any Liens imposed by ERISA) arising in the ordinary course of business or incidental to the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, carrier's, mechanic's, materialmen's, repairmen's, vendor's, warehousemen's and attorneys' liens and statutory landlords' liens); provided in each case that payment thereof is not at the time required by Section 8.1(d) or 8.1(e); (c) Survey exceptions, issues with regard to the merchantability of title, easements or reservations, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect; (d) Liens permitted by the Required Lenders in writing; (e) Liens on Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.2(a)(v); (f) Liens on the vessel MIDNIGHT WRANGLER (and any equipment located thereon) securing Indebtedness permitted by Section 8.2(a)(xi); (g) Liens on the vessel MIDNIGHT EAGLE (and any equipment located thereon) and on a $1,250,000.00 deposit securing Indebtedness permitted by
Section 8.2(a)(xii); (h) leases of or purchase money security interests against specific equipment securing Indebtedness permitted under Section 8.2(a)(xiii);
(xiv) the Existing Regions Security Documents; (xv) Liens on the MIDNIGHT GATOR (and any equipment located thereon) or the MIDNIGHT RUNNER (and any equipment located thereon), securing Indebtedness permitted by Section 8.2(a)(xiii); and
(xv) Liens created under the Transaction Documents.

     Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Plans and Specifications shall mean the final drawings and specifications, including any revisions, amendments and addenda, required to complete the Project, including off-site and on-site.

     Pledge Agreement shall mean a Pledge Agreement substantially in the form of Exhibit H executed now or at any time hereafter by Borrower or a Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Preferred Ship Mortgages shall have the meaning ascribed thereto in Section 5.7(b).

     Prime Rate shall mean the interest rate announced from time to time by Citibank, N.A. at its main office in New York as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change).

     Project shall mean conversion of the MIDNIGHT EXPRESS into a dynamically positioned deep water pipe laying vessel in accordance with the Conversion Contracts.

     Project Costs shall mean the costs and expenses for the development and completion of the Project, as itemized in the Project Expense Schedule.

     Project Expense Schedule shall mean the detailed line item cost breakdown of the costs to complete the Project including the cost breakdown of the purchase price of the MIDNIGHT EXPRESS, construction costs (hard costs) and all other related indirect development costs (soft costs) submitted to and approved by Lenders, as such schedule may be amended and modified from time to time as approved by the Required Lenders.

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property.

     Pro Rata Share shall mean with respect to each Lender (i) with respect to Line of Credit Loans or Letters of Credit, the percentage amount equal to the sum of such Lender's Line of Credit Commitment divided by the sum of all of the Lenders' Line of Credit Commitments and (ii) with respect to the Term Loans, the percentage amount equal to the sum of such Lender's Term Loan Commitment divided by the sum of all of the Lenders' Term Loan Commitments.

     Quebec Security Documents shall mean the following documents to be executed by Torch Express L.L.C. or any other Subsidiary having Collateral in the Province of Quebec: (a) a Deed of Hypothec and Issue of Bonds charging a universality of movable property for CAD 144,000,000; (b) a delivery order for a bond in the amount of CAD 144,000,000; (c) a bond in the principal amount of CAD 144,000,000; and (d) a pledge of such bond, all in form and substance satisfactory to the Lenders and their counsel, as the same may be amended, supplemented, or otherwise modified from time to time.

     Regions shall mean Regions Bank, an Alabama state bank, in its individual corporate capacity as a Lender hereunder, including, without limitation, its capacity as a Lender hereunder with respect to its Pro-Rata Share of the Line of Credit Loans and Term Loans and with respect to its issuance of Letters of Credit.

     Required Lenders shall mean at any time Lenders having Fifty-One (51%) Percent of the aggregate amount of the Line of Credit Loans, the Term Loans, the Letter of Credit Loans and the face amount (or participation interest in the face amount) of Letters of Credit then outstanding or, if no such Loans or Letters of Credit are then outstanding, Fifty-One (51%) Percent of the total Commitments of all of the Lenders; provided further that the Required Lenders must in all instances be at least two Lenders.

     Restricted Investment shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

          (a) Guarantees, loans or advances by Borrower or a Subsidiary to any Subsidiary that is not an Excluded Subsidiary;

          (b) Guarantees, loans or advances by any Subsidiary to Borrower which are subordinated in writing to the payment of the Obligations in form and substance satisfactory to Required Lenders;

          (c) Direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof, all of which Investments must mature within twelve (12) months from the time of acquisition thereof;

          (d) Negotiable certificates of deposit or negotiable bankers acceptances issued by (i) Regions or (ii) any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service, all of which Investments must mature within twelve (12) months from the time of acquisition thereof;

          (e) Repurchase agreements providing for the purchase of securities of a type described in clause (c) of this definition of Restricted Investment having a value of not less than 100% of the amount owed by the counter party to such agreement, issued by (i) Regions or (ii) any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service, all of which Investments must mature within twelve (12) months from the time of acquisition thereof; and

          (f) Investments in the Subsidiaries of Borrower as of the Effective Date and Subsidiaries of Borrower formed after the date hereof, that are not Excluded Subsidiaries, as may be permitted hereby, so long as Borrower and each Subsidiary, that is not an Excluded Subsidiary, have executed the Transaction Documents required by Section 5.7.

     Secured Parties shall collectively mean Agent and the Lenders.

     Security Agreement shall have the meaning ascribed thereto in Section
5.7(a).

     Shipbuilding Contracts means, collectively the Acknowledgement Agreement, the Conversion Contracts, the Operating Agreement, the Supply Contract and the Trustee Agreement.

     Shipyards shall collectively mean Davie and Huisman.

     Subordination Agreement shall have the meaning ascribed thereto in section 5.12.

     Subsidiary shall mean (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries, or (b) any partnership, limited liability company, business trust, or any other similar entity of which more than fifty percent (50%) of the voting interests is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries, and specifically including, but not limited to, each of the entities described on Schedule 7.13.

     Subsidiary Pledge Agreement shall have the meaning ascribed thereto in the defined term Subsidiary Pledge Documents.

     Subsidiary Pledge Documents shall mean, with respect to each Subsidiary, the following documents: (a) a security agreement (a "Subsidiary Pledge Agreement") in form and substance required by the Required Lenders granting Lenders a pledge of and a security interest in all of the common stock, membership interest, partnership interest or other equity interest in such Subsidiary owned directly or indirectly by Borrower and/or any one or more Subsidiaries, (b) executed stock powers covering all of the common stock of such Subsidiary owned directly or indirectly by Borrower and/or any one or more Subsidiaries, (c) such opinions of counsel for Borrower and/or any Subsidiaries as the Required Lenders may reasonably require, and (d) such financing statements, resolutions, certificates, approvals, documents and instruments as the Required Lenders may reasonably require.

     Supply Contract shall mean the Supply Contract, dated December 3, 2002, between Davie and The Groupe Thibault Van Houtte & Ass. Ltd., as Trustee, as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Term Loans and Term Loan shall have the meanings ascribed thereto in
Section 3.1.

     Term Loan Commitment shall mean for each Lender $30,000,000.00, which commitments in the aggregate equal the principal amount of $60,000,000.00.

     Total Line of Credit Outstandings shall mean the sum of (a) the aggregate principal amount of all outstanding Line of Credit Loans plus (b) the aggregate principal amount of all outstanding Letter of Credit Loans plus (c) the aggregate undrawn face amount of all outstanding Letters of Credit.

     Transaction Documents shall mean this Agreement, the Notes, the Letter of Credit Application(s), the Continuing Guarantees, the Security Agreement, the Subsidiary Pledge Agreements, the Quebec Security Documents, the Preferred Ship Mortgages, and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any of the Lenders with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or thereunder, or any Letters of Credit issued hereunder or thereunder, and executed by or on behalf of Borrower and/or any Subsidiary, all as the same may from time to time be amended, modified, extended or renewed.

     Trustee Agreement shall mean the Agreement, dated December 3, 2002, between The Groupe Thibault Van Houtte & Ass. Ltd., as Trustee, and Torch Express, L.L.C., as the same may be amended, supplemented or otherwise modified from time to time as may be permitted hereby.

     Vessels shall mean the following described vessels: MIDNIGHT EXPRESS, MIDNIGHT CARRIER, Official Number 1208 (Vanuatu registered vessel); MIDNIGHT BRAVE, Official Number 529263; MIDNIGHT FOX, Official Number 1065954; MIDNIGHT DANCER, Official Number 586595; MIDNIGHT RIDER, Official Number 1035377; and MIDNIGHT STAR, Official Number 398 (Vanuatu registered vessel) together with all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, fuel, supplies, spare parts and all other attachments, appurtenances, accessories, additions, fixtures, equipment, appliances, improvements and replacements now or hereafter belonging thereto, affixed thereto, or used in connection therewith, whether because of repairs or otherwise, whether or not removed therefrom.

     1.2 Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes accompanied by a concurrence from Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to the Lenders.

SECTION 2. LINE OF CREDIT LOANS.

     2.1 Line of Credit Commitments. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Line of Credit Period, each Lender severally (and not jointly) agrees to lend to Borrower from time to time on a non-revolving basis (individually, a "Line of Credit Loan" and collectively, the "Line of Credit Loans") amounts not to exceed, in the aggregate at any one time outstanding, the lesser of: (a) such Lender's Line of Credit Commitment, or (b) such Lender's Pro Rata Share of the sum of the total Line of Credit Commitments of all of the Lenders minus the aggregate principal amount of all outstanding Letter of Credit Loans minus the aggregate undrawn face amount of all outstanding Letters of Credit minus the aggregate principal amount of all outstanding Line of Credit Loans; provided that, the Total Line of Credit Outstandings shall not at any one time exceed $60,000,000.00. The amount of the Line of Credit Commitments shall be reduced by the aggregate amount of principal payments made on the Line of Credit Loans and the Line of Credit Commitments shall terminate upon the making of any Term Loan. Loans under this Section 2.1 shall be made from the several Lenders ratably in proportion to their respective Pro Rata Shares. The failure of any Lender to make any Line of Credit Loan required under this Agreement shall not release any other Lender from its obligation to make Line of Credit Loans as provided herein. Each Line of Credit Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the LIBOR Rate. Such interest shall be payable on all such Line of Credit Loans monthly in arrears on the last day of each month (or the immediate subsequent Business Day if any such last day is not a Business Day) and at maturity. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Line of Credit Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of three percent (3%) plus the rate otherwise in effect for such day.

     2.2 Total Line of Credit Outstandings Shall Not Exceed Borrowing Base. If the Total Line of Credit Outstandings should at any time exceed $60,000,000.00 (such excess Loans being an "Overadvance"), such Overadvance shall nevertheless constitute Indebtedness that is secured by the Collateral and entitled to all of the benefits of this Agreement and the other Transaction Documents. Any such Overadvance shall be payable by the Borrower on demand by the Agent and shall bear interest at the LIBOR Rate. The Agent shall not be responsible or liable for failure to make any demand for payment under this Section 2.2.

     2.3 Method of Borrowing.

          (a) With respect to each Line of Credit Loan, Borrower's Representative shall give notice (a "Notice of Borrowing") to the Agent by 10:30 a.m. (New Orleans time) at least two (2) Business Days before each Line of Credit Loan, specifying:

          (i) the date of such Line of Credit Loan, which shall be a Business
Day,

          (ii) the aggregate principal amount of such Line of Credit Loan,

          (iii) that on the date of, and after giving effect to, such Line of Credit Loan, no Default or Event of Default has occurred and is continuing,

          (iv) that on the date of, and after giving effect to, such Line of Credit Loan, all of the representations and warranties of Borrower contained in
Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents are true and correct in all material respects as if made on and as of the date of such Line of Credit Loan (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)), and

          (v) with respect to any new Line of Credit Loan requested in order to make a payment under the Davie Contract, Agent has received a certificate from Borrower's Chief Financial Officer, in form and substance satisfactory to Agent, that, as of such date, based on the records of Davie made available or furnished to Borrower or Torch Express, L.L.C., except as noted therein, Davie has made full and timely payment for all labor, services, materials and equipment provided by employees, suppliers, subcontractors, agents and governments in connection with the work performed by Davie on the MIDNIGHT EXPRESS.

          (b) Upon receipt of a Notice of Borrowing given to it, the Agent shall notify each Lender by 2:00 p.m. (New Orleans time) on the date of receipt of such Notice of Borrowing by the Agent (which must be a Business Day) of the contents thereof and of such Lender's ratable share of such Line of Credit Loan. A Notice of Borrowing shall not be revocable by Borrower.

          (c) Not later than 3:00 p.m. (New Orleans time) on the date of each Line of Credit Loan, each Lender shall make available its Pro Rata Share of such Line of Credit Loan, in federal or other funds immediately available in New Orleans, Louisiana, to the Agent at its address specified in or pursuant to
Section 11.7. Agent shall not be required to make any amount available to Borrower hereunder except to the extent it shall have received such amounts from the Lenders as set forth herein, provided, however, that unless the Agent shall have been notified by a Lender prior to the date a Line of Credit Loan is to be made hereunder that such Lender does not intend to make its Pro Rata Share of such Line of Credit Loan available to the Agent, the Agent may assume that such Lender has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to Borrower, the Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was advanced to Borrower and ending on but excluding the date the Agent recovers such amount from the Lender at a rate per annum equal to the Fed Funds Rate. Unless the Agent determines that any applicable condition specified in Section 6 has not been satisfied, the Agent will make the funds so received from the Lenders available to Borrower thereafter as of 3:30 p.m. New Orleans time on the date of such Line of Credit Loan at the Agent's aforesaid address by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and Borrower) of Borrower with the Agent; provided that (i) any Line of Credit Loans made to pay for services performed or materials provided relating to a Conversion Contract shall be made directly by Agent to the person to whom such amounts are due and (ii) Agent is not obligated to send any proceeds via wire transfer after 2:00 p.m. (New Orleans time).

          (d) Lenders reserve the right to modify the procedures set forth in this Section 2 and to disburse Line of Credit Loans as follows: At the option of Lenders, upon the occurrence and during the continuance of any Event of Default, Lenders may make Line of Credit Loans and pay the proceeds thereof when due under any Conversion Contract directly to the Shipyard or to subcontractors and suppliers, in the reasonable judgment of Lenders, to prevent a default under any Conversion Contract. For these purposes only, upon the occurrence and during the continuance of any Event of Default, Borrower hereby irrevocably makes, nominates, constitutes, and appoints Lenders, in its place and stead, acting through any of its directors or officers, as Borrower's true and lawful agent and attorney in fact with full power of substitution, to make Line of Credit Loans and to pay the proceeds thereto directly to the Shipyard, subcontractors and suppliers; this mandate or agency shall be an irrevocable power of attorney, that is, a power coupled with an interest which cannot be revoked, Lenders having direction and authorization to so make such Line of Credit Loans, and no further direction or authorization from the Borrower shall be necessary to warrant such Line of Credit Loans, and all such Line of Credit Loans shall satisfy pro tanto the obligations of Lenders hereunder and shall constitute Line of Credit Loans hereunder and shall be secured by the Transaction Documents as fully as if made upon the request of Borrower, regardless of the disposition thereof by the Shipyard, subcontractors, or suppliers.

     2.4 Line of Credit Notes.

          (a) The Line of Credit Loans of each Lender to Borrower shall be evidenced by a promissory note of Borrower dated the Effective Date and payable to the order of such Lender in a principal amount equal to its Line of Credit Commitment in substantially the form of Exhibit A (with appropriate insertions) (as such promissory notes may from time to time be amended, modified extended or renewed, the "Line of Credit Notes").

          (b) Each Lender shall record, and prior to any transfer of its Line of Credit Note may endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Line of Credit Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto. Each Lender is hereby irrevocably authorized by Borrower so to endorse its Line of Credit Note and to attach to and make a part of any such Line of Credit Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay each Line of Credit Loan actually made hereunder shall be absolute and unconditional, notwithstanding any failure of any Lender to endorse or any mistake by any Lender in connection with endorsement on the schedules attached to its respective Line of Credit Note. The internal records of each Lender shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing to such Lender on its Line of Credit Loans from time to time,
(ii) the amount of each Line of Credit Loan made by such Lender to Borrower and
(iii) the amount of each principal and/or interest payment received by such Lender on its Line of Credit Loans.

     2.5 Maturity. All Line of Credit Loans not paid prior to the last day of the Line of Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Lenders with respect thereto, shall be due and payable by Borrower on the last day of the Line of Credit Period.

SECTION 3. THE TERM LOANS

     3.1 Term Loan Commitments. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, on the last day of the Line of Credit Period, each Lender with a Term Loan Commitment severally (and not jointly) agrees to lend to Borrower (individually, a "Term Loan" and collectively, the "Term Loans") an amount not to exceed the lesser of (a) such Lender's Term Loan Commitment or (b) the aggregate outstanding principal amount of the Line of Credit Loans due and payable to such Lender as of such date. Loans under this Section 3.1 shall be made from the several Lenders ratably in proportion to their respective Pro Rata Shares. The failure of any Lender to make any Term Loan under this Agreement shall not release any other Lender from its obligation to make a Term Loan as provided herein. Each Term Loan shall be payable as follows: each Term Loan shall bear interest on the outstanding principal balance thereof at a rate per annum equal to the applicable LIBOR Base Rate plus 325 basis points (3.25%); provided that any overdue principal of and, to the extent permitted by law, overdue interest on, any Term Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of three percent (3%) plus the rate otherwise in effect for such day; interest shall be payable monthly in arrears on the last day of each month (or the immediate subsequent Business Day if any such last day is not a Business Day) and at maturity; principal shall be payable in equal semi-annual payments based on a ten (10) year amortization period, commencing six (6) months after expiration of the Line of Credit Period and semi-annually thereafter, with the entire outstanding balance of principal and interest being due and payable three (3) years after the expiration of the Line of Credit Period; and interest on the outstanding principal owed on such Term Loan shall be computed and assessed on the basis of the actual number of days elapsed over a year composed of 360 days.

     3.2 Method of Borrowing.

          (a) With respect to the Term Loans, Borrower's Representative shall give notice (the "Term Loan Notice") to the Agent by 10:30 a.m. (New Orleans time) at least thirty (30) days before the Term Loans, specifying:

          (i) the date of the Term Loans, which shall be a Business Day,

          (ii) the aggregate principal amount of the Term Loans,

          (iii) that on the date of, and after giving effect to, the Term Loans, no Default or Event of Default has occurred and is continuing, and

          (iv) that on the date of, and after giving effect to, the Term Loans, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents are true and correct in all material respects as if made on and as of the date of the Term Loans (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)).

          (b) Upon receipt of the Term Loan Notice given to it, the Agent shall notify each Lender by 2:00 p.m. (New Orleans time) on the date of receipt of the Term Loan Notice by the Agent (which must be a Business Day) of the contents thereof and of such Lender's ratable share of such Term Loans. The Term Loan Notice shall not be revocable by Borrower.

          (c) Not later than 11:00 a.m. (New Orleans time) on the date of the Term Loans, each Lender shall make available its Pro Rata Share of the Term Loans, in federal or other funds immediately available in New Orleans, Louisiana, to the Agent at its address specified in or pursuant to Section 11.7. Agent shall not be required to make any amount available to Borrower hereunder except to the extent it shall have received such amounts from the Lenders as set forth herein, provided, however, that unless the Agent shall have been notified by a Lender prior to the date the Term Loans are to be made hereunder that such Lender does not intend to make its Pro Rata Share of the Term Loans available to the Agent, the Agent may assume that such Lender has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to Borrower, the Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was advanced to Borrower and ending on but excluding the date the Agent recovers such amount from the Lender at a rate per annum equal to the Fed Funds Rate. Unless the Agent determines that any applicable condition specified in Section 6 has not been satisfied, the Agent will on the date of the Term Loans send each Lender (to the extent such Lender has made its Term Loan) its Pro Rata Share of the funds so received as payment on the Line of Credit Loans.

     3.3 Term Notes.

          (a) The Term Loan of each Lender to Borrower shall be evidenced by a promissory note of Borrower dated the date of such Loan and payable to the order of such Lender in a principal amount equal to its Term Loan in substantially the form of Exhibit B (with appropriate insertions) (as such promissory notes may from time to time be amended, modified extended or renewed, the "Term Notes").

          (b) The internal records of each Lender shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing on its Term Loan from time to time, (ii) the amount of each Term Loan made to Borrower and (iii) the amount of each principal and/or interest payment received by such Lender on its Term Loan.

SECTION 4. LETTERS OF CREDIT.

     4.1 Letter of Credit Commitment.

          (a) Subject to the terms and conditions of this Agreement, during the Letter of Credit Period, and so long as no Default or Event of Default has occurred and is continuing (provided, however, that Regions shall have no liability to any of the other Lenders for issuing a Letter of Credit after the occurrence of any Default or Event of Default unless Regions has previously received notice in writing by Borrower, the Agent or any of the other Lenders of the occurrence of such Default or Event of Default), Regions hereby agrees to issue commercial letters of credit and irrevocable standby letters of credit for the account of Borrower or for the account of Borrower and Torch Express, L.L.C. (individually, a "Letter of Credit" and collectively, the "Letters of Credit") (the "Letter of Credit Commitment") in an amount and for the term specifically requested by Borrower by notice in writing to Regions in the form of Exhibit D (a "Letter of Credit Request") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

               (i) Borrower, and if the Letter of Credit is to be issued for the account of Borrower and Torch Express, L.L.C., Torch Express, L.L.C., shall have executed and delivered to Regions a Letter of Credit Application with respect to such Letter of Credit, with Borrower and Torch Express, L.L.C. (if the Letter of Credit will be issued for the account of Borrower and Torch Express, L.L.C.) to be jointly, severally and solidarily liable thereunder;

               (ii) the term of any such Letter of Credit shall not extend beyond the last day of the Letter of Credit Period;

               (iii) any Letter of Credit may only be utilized in the ordinary course of business for the Project;

               (iv) the Total Line of Credit Outstandings shall not at any one time exceed $60,000,000.00;

               (v) the sum of (A) the aggregate undrawn face amount of all outstanding Letter(s) of Credit plus (B) the aggregate principal amount of all outstanding Letter of Credit Loans shall not at any one time exceed the sum of Thirty Million Dollars ($30,000,000.00); and

               (vi) the text of any such Letter of Credit is provided to Regions no less than three (3) Business Days prior to the requested issuance date, the terms and conditions of which must be acceptable to Regions.

     Lenders and Borrower acknowledge and agree that the existing letter of credit issued by Regions for the account of Borrower (or for the account of Borrower and any Subsidiary of Borrower) to Hydralift AmClyde, Inc. in the face amount of $2,726,400.00 shall be deemed an outstanding Letter of Credit under this Agreement and shall be governed by the terms and provisions of this Agreement.

          (b) Regions will make available the original of each Letter of Credit to the beneficiary thereof (and will promptly provide each of the other Lenders and the Agent with a copy of such Letter of Credit).

          (c) For each Letter of Credit, Borrower (and Torch Express, L.L.C. if it executed the Letter of Credit Application) hereby further agrees, jointly, severally and solidarily, to pay to the Agent for the account of Regions and the other Lenders an annual nonrefundable commitment fee payable quarterly in an amount equal to the rate per annum equal to the then current Applicable Margin (calculated on an actual day, 360 day year basis) times the face amount (taking into account any increases or decreases therein during the period in question) of each such Letter of Credit issued hereunder ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable in arrears with respect to each Letter of Credit on the last Business Day of each calendar quarter during the term of each respective Letter of Credit and on the termination thereof (whether at its stated maturity or earlier). In addition to the Letter of Credit Commitment Fee, for each Letter of Credit, Borrower hereby further agrees to pay (or arrange for Torch Express, L.L.C., if it executed the Letter of Credit Application, to pay) to Regions, solely for the account of the Regions, a facing fee in the amount of .12% of the face amount of each Letter of Credit upon the issuance thereof. Borrower further agrees to pay Regions standard negotiation charges upon demand from time to time. Each of the Lenders shall be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees, but the other Lenders shall have no right to share in any facing fees or negotiation fees paid by Borrower (or Torch Express, L.L.C.) to Regions in connection with any of the Letters of Credit.

     4.2 Participation by Other Lenders.

          (a) Upon the issuance of a Letter of Credit, each Lender shall share the obligation represented by each such Letter of Credit so issued, in an amount equal to such Lender's Pro Rata Share. The participation of each Lender in each Letter of Credit shall be automatic. Each other Lender shall make available to Regions, regardless of whether any Default or Event of Default shall have occurred and is continuing, an amount equal to its respective Pro Rata Share of each drawing on each Letter of Credit in same day or immediately available funds not later than 11:00 a.m. New Orleans time on each Disbursement Date (as hereinafter defined) for each such drawing. In the event that any Lender fails to make available to Regions the amount of such Lender's Pro Rata Share of any drawing on a Letter of Credit as provided herein, Regions shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for the first two Business Days after the Disbursement Date and thereafter at the LIBOR Rate.

          (b) Regions shall distribute to each Lender that has paid all amounts payable by it under this Section 4.2 with respect to any Letter of Credit issued by Regions such Lender's Pro Rata Share of all payments received by Regions from Borrower in reimbursement of drawings honored by Regions under such Letter of Credit when such payments are received (to the extent that such Lender has not already received such amounts).

     4.3 Disbursements. Regions shall notify Borrower promptly of the presentment for payment of any Letter of Credit (on the date of presentment, if possible, and otherwise on the next Business Day, it being agreed that such notice may be made by phone), together with notice of the date (the "Disbursement Date") such payment shall be made, and Regions will promptly notify the other Lenders of such matters. Subject to the terms and provisions of such Letter of Credit, Regions shall make such payment to the beneficiary (or its designee) of such Letter of Credit. On the Disbursement Date, Borrower shall, prior to or contemporaneous with a payment on such Letter of Credit, reimburse (or cause any Subsidiary for which the Letter of Credit was issued to reimburse) Regions and the other Lenders (to the extent each Lender has paid its Pro Rata Share of such drawing) for all amounts which will be or have been disbursed under such Letter of Credit. In the event a payment under a Letter of Credit is made without contemporaneous receipt of payment from Borrower in accordance with this Section 4.3, such payment shall constitute a loan (individually a "Letter of Credit Loan" and collectively, the "Letter of Credit Loans") by Regions and/or the other Lenders (to the extent each Lender has paid its Pro Rata Share of such drawing) to Borrower. All Letter of Credit Loans shall accrue interest at the LIBOR Rate and shall be payable on demand. Regions shall distribute to each Lender that has paid all amounts payable by it under
Section 4.2 with respect to a Letter of Credit such Lender's Pro Rata share of all interest and other amounts received by Regions from Borrower (or any Subsidiary) under the Letter of Credit Loan relating to such Letter of Credit (to the extent that such Lender has not already received such amounts).

     4.4 Reimbursement. Borrower's obligation under Section 4.3 to reimburse Regions and the other Lenders with respect to each drawing under each Letter of Credit (including interest thereon) (to the extent each Lender has paid its Pro Rata Share of such drawing), and each Lender's obligation to fund each drawing shall, absent the gross negligence or wilful misconduct of Regions, be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower or any Lender may have or have had against any Lender, Borrower or any beneficiary of a Letter of Credit, including, without limitation, any defense based upon the occurrence of any Default or Event of Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, or any failure to apply or misapplication by the beneficiary of the proceeds of any disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit.

     4.5 Replacement or Collateralization of Letters of Credit. Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default, at Agent's option, Borrower shall, upon Agent's demand, deliver to Agent cash or other collateral acceptable to Agent having a value, as determined by Agent, at least equal to the aggregate undrawn face amount of all outstanding Letters of Credit issued by Regions. Any such collateral and/or any amounts received by Agent pursuant to this Section 4.5 shall be held by Agent in a separate account at Agent appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Agent as collateral security for the payment of the Obligations. Cash amounts delivered to Agent pursuant to the foregoing requirements of this Section 4.5 shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to Agent. Such amounts, including in the case of cash amounts invested in the manner set forth above, any investment realized thereon, shall not be used by Agent to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Regions for drawings or payments under or pursuant to the Letters of Credit which Regions has paid, or if no such reimbursement is required shall be used by Agent for application to such other of the Obligations as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 4.5 after the payment in full of all of the Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower.

SECTION 5. GENERAL PROVISIONS FOR ALL LOANS.

     5.1 Determination of Interest Rates. The Agent shall (in accordance with this Agreement) determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to Borrower and the Lenders by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     5.2 Fees.

          (a) Borrower shall pay to Agent for the account of the Lenders, an unused fee (the "Unused Fee") calculated as of the last day of March, June, September and December in each year and on the last day of the Line of Credit Period equal to: (i) one fourth (1/4) of the rate per annum set forth in the column labeled "Unused Fee" in the definition of "Applicable Margin" that corresponds to the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter (but excluding any fiscal quarter ending on such calculation date) multiplied by (ii) the unused Line of Credit Commitments of all of the Lenders during the fiscal quarter ending on such calculation date, or portion thereof, which unused Line of Credit Commitments shall be arrived at by dividing the sum of the unused Line of Credit Commitments of the Lenders for each day of that quarter as of the close of each day, by the number of days in that quarter; provided that the Unused Fee will be prorated for any fiscal quarter for which the Line of Credit Commitments were available for only a part of such fiscal quarter. The Unused Fee shall be payable by Borrower on the following Business Day. Upon receipt, Agent shall promptly pay each Lender its Pro Rata Share of any such Unused Fee paid by Borrower. The unused Line of Credit Commitments shall be defined as (x) the total of the Line of Credit Commitments of all of the Lenders minus (y) the sum of (1) the principal amount of all outstanding Line of Credit Loans, (2) the principal amount of all outstanding Letter of Credit Loans, and (3) the aggregate undrawn face amount of all outstanding Letters of Credit.

          (b) Borrower shall pay to Agent for the account of the Lenders, an origination fee, due on the date hereof, in the amount of $300,000.00 and an origination fee, due on the first anniversary date hereof, in the amount of $50,000.00.

          (c) Borrower shall pay to Agent, for the benefit of Lenders, an origination fee in the amount of $300,000.00, payable contemporaneous with Lenders making any Term Loan. In the event that Borrower does not request Term Loans in the aggregate amount of the Term Loan Commitments, Borrower shall pay to Agent, for the benefit of the Lenders, a termination fee in the amount of $600,000.00, payable on the last day of the Line of Credit Period.

          (d) Borrower shall pay to Agent the agreed upon fees payable to Agent, which shall be retained by Agent for its own account.

     5.3 Early Payments.

          (a) Borrower may, upon notice to the Agent, which notice shall be irrevocable, specifying that it is paying its Line of Credit Loans, pay without penalty or premium such Line of Credit Loans in whole at any time, or from time to time in part in amounts aggregating $50,000.00, or any larger multiple of $10,000.00; provided, however, that in no event may Borrower make a partial payment of Line of Credit Loans which results in the total outstanding Line of Credit Loans being greater than zero but less than $100,000.00. Each such optional payment shall be applied to pay the Line of Credit Loans of the several Lenders in proportion to their respective Line of Credit Commitments.

          (b) Borrower shall have the right to prepay, without premium or penalty, the Term Loans in whole or in part from time to time on the following terms and conditions: (i) Borrower shall give the Agent written notice, which notice shall be irrevocable, of its intent to prepay the Term Loans, at least thirty (30) days prior to a prepayment, which notice shall specify the amount of such prepayment and which notice the Agent shall promptly transmit to each of the Lenders, (ii) no prepayment is permitted until after the first principal repayment date, (iii) no prepayment will eliminate the requirement to make regularly scheduled payments, and (iv) each prepayment of a Term Loan shall be in an aggregate principal amount of the amount of a regularly scheduled principal payment or any multiple thereof.

          (c) Upon receipt of a notice of payment pursuant to any of Sections 5.3(a) through (b) above, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such payment.

     5.4 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable hereunder, not later than 12:00 noon (New Orleans time) on the date when due, in federal or other funds immediately available in New Orleans, Louisiana, to the Agent at its address referred to in Section 11.7. The Agent will promptly distribute to each Lender in immediately available funds its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     5.5 Changes in or Illegality with Respect to LIBOR Rate. In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (a) at any time, that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Base Rate;

          (b) at any time, that any Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the Loans because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (i) a change in the basis of taxation of payment to any Lender of the principal or interest on the Loans accruing interest based upon the LIBOR Base Rate (except for changes in the rate of tax on, or determined by reference to, the net income or profits of a Lender) or (ii) a change in official reserve requirements; or

          (c) at any time, that the making or continuance of a Loan accruing interest based upon the LIBOR Base Rate has been made (x) unlawful by any law or governmental rule, regulation or order,
               (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to Agent and Borrower. Thereafter (i) in case of clause (a) or (c) above, Borrower agrees that interest on the Loans shall accrue, and Borrower agrees to pay interest, at a rate per annum equal to the Prime Rate plus .50% until such time as such Lender notifies Agent and Borrower that the circumstances giving rise to such notice no longer exist and (ii) in the case of clause (b) above, Borrower agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as agreed to by such Lender and Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto). Such Lender agrees that if it gives notice to Borrower and Agent of any of the events described in clause (a), (b) or (c) above, it shall promptly notify Borrower and Agent if such event ceases to exist.

     5.6 Computation of Interest. Interest on Loans hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     5.7 Security. In order to secure payment when due of the Obligations:

          (a) Security Agreement; Quebec Security Documents; Contribution Agreement Assignment Documents. Borrower shall cause Torch Express, L.L.C. to execute a Security Agreement substantially in the form of Exhibit G (with appropriate insertions) (the "Security Agreement") in favor of the Agent for the benefit of the Secured Parties, as well as the Quebec Security Documents and the Contribution Agreement Assignment Documents. Borrower shall cause Torch Express, L.L.C. to execute any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Required Lenders in order to create, perfect and maintain the security interest created by the Security Agreement and the Quebec Security Documents or the assignment evidenced by the Contribution Agreement Assignment Documents.

          (b) Preferred Ship Mortgages. Borrower shall cause Torch Offshore, L.L.C. and Torch Express, L.L.C. to execute preferred fleet mortgage(s) and preferred ship mortgage(s) (the "Preferred Ship Mortgages") granting Lenders preferred mortgages on the Vessels together with all proceeds thereof and to execute Assignments of Earnings with respect to the Vessels, together with a UCC-1 Financing Statement filed in connection therewith.

          (c) Continuing Guarantees. Borrower shall cause each Subsidiary, that is not an Excluded Subsidiary, to execute and deliver to Agent a Continuing Guarantee substantially in the form of Exhibit F (with appropriate insertions).

          (d) Subsidiary Pledge Documents. Borrower shall execute and deliver, and cause each Subsidiary, that is not an Excluded Subsidiary, to execute and deliver, to Agent Subsidiary Pledge Documents pertaining to the outstanding stock or other equity interest of each Subsidiary. Within fifteen (15) days of the creation or acquisition of any Subsidiary, that is not an Excluded Subsidiary, in each case in accordance with the terms of this Agreement, Borrower (i) shall execute and deliver, and cause such Subsidiary to execute and deliver, to Agent Subsidiary Pledge Documents pertaining to the outstanding stock of or other equity interest in such Subsidiary and (ii) shall deliver to Agent, opinions of counsel for Borrower and any such Subsidiary relating to such Transaction Documents and such other matters as Agent or the Required Lenders may reasonably require and satisfactory in form and substance to the Agent and the Required Lenders together with all resolutions, certificates, information, approvals, documents or other instruments as Agent or the Required Lenders may reasonably request.

          (e) New Subsidiaries. Within fifteen (15) days of the creation or acquisition of any Subsidiary, that is not an Excluded Subsidiary, in each case, in accordance with the terms of this Agreement, Borrower shall cause such Subsidiary to execute and deliver or cause to be delivered to Agent (i) a Continuing Guarantee substantially in the form of Exhibit F (with appropriate insertions), and (ii) opinions of counsel for Borrower and such Subsidiary relating to such Transaction Documents and such other matters as Agent or the Required Lenders may reasonably require and satisfactory in form and substance to the Agent and the Required Lenders together with all resolutions, certificates, information, approvals, documents or other instruments as the Agent or the Required Lenders may reasonably request. Borrower shall also cause such Subsidiary, within such time period, to execute any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Required Lenders in order to create, perfect and maintain the Liens created by such Transaction Documents.

          (f) Relocation of MIDNIGHT EXPRESS for Performance of Huisman Contract. At least thirty (30) days prior to removal of the MIDNIGHT EXPRESS from the territorial limits of Canada or the United States of America, Borrower shall cause Torch Express, L.L.C. to (i) execute such other security documents as the Required Lenders may reasonably require to insure that the Agent, for the benefit of the Secured Parties, maintains a lien and preferred mortgage on the MIDNIGHT EXPRESS (and any equipment located thereon) prior to any Liens other than Permitted Liens, and (ii) deliver to Agent opinions of counsel for Torch Express, L.L.C. relating thereto and to such other matters as Agent or the Required Lenders may reasonably require and satisfactory in form and substance to the Agent and the Required Lenders together with all resolutions, certificates, information, approvals, documents or other instruments as Agent or the Required Lenders may reasonably request. Borrower shall also cause Torch Express, L.L.C., within such time period, to execute any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Required Lenders in order to create, perfect and maintain the preferred mortgage and lien created thereby.

          (g) Further Documents. Upon the request of Lenders, Borrower shall re-execute, and shall cause each Subsidiary to re-execute, any of the Transaction Documents, with such modifications as the Agent or the Required Lenders shall require, or to execute such amendments thereto as the Agent or the Required Lenders shall require, at the time of and in connection with the Term Loans made hereunder. Further, Borrower shall execute, and shall cause each Subsidiary to execute, any and all documents as may from time to time be reasonably requested by Agent or the Required Lenders in order to create, perfect and maintain the Liens created by the Transaction Documents subject only to Permitted Liens.

Upon demand, Borrower shall pay to Agent or to any other party designated by Agent all filing fees incurred by Agent in the perfection of the Liens contemplated by the Transaction Documents.

          (h) Contribution Agreement. Each Lender shall receive directly from Her Majesty the Queen In Right of Canada its Pro Rata Share (based on the Term Loan Commitments) of the proceeds of the Contribution Agreement, which proceeds shall, to the extent permitted by Contribution Agreement, be used in a manner acceptable to each Lender as a credit against interest and/or fees due under the Loans of such Lender. Funds received by Lenders in Canadian Dollars will be converted into Dollars at the exchange rate then in effect for the Lenders.

     5.8 Guaranty of Obligations of Subsidiaries. Borrower hereby unconditionally, irrevocably, jointly, severally and solidarily guarantees the due and punctual payment to the Agent for the benefit of the Secured Parties when stated to be due of all present and future obligations and liabilities of each Subsidiary evidenced by or arising under or in connection with the Security Agreement, Preferred Ship Mortgages and/or any other security documents executed by such Subsidiary in favor of Agent for the benefit of the Secured Parties, whether direct or contingent, due or to become due or now existing or hereafter arising.

     5.9 Torch Deepwater, Inc. Borrower shall not be obligated to cause Torch Deepwater, Inc. to grant a Continuing Guaranty to Lender unless and until such Subsidiary acquires any Property.

     5.10 Form of Transaction Documents. Borrower will agree to such modifications to the form of the Continuing Guarantees, Security Agreement, Preferred Ship Mortgages, Subsidiary Pledge Agreements and the other Transaction Documents that are reasonably necessary to comply with applicable law or that Agent may otherwise reasonably require.

     5.11 Deposit Accounts. As security for the Obligations, Borrower shall, and Borrower shall cause each Subsidiary, that is not an Excluded Subsidiary, to maintain all of its primary operating accounts with Agent.

     5.12 Subordination. The security documents executed pursuant to Section
3.09 of the Existing Regions Loan Agreement shall remain in force and effect. Regions and the other Lender(s) shall execute a Subordination Agreement (the "Subordination Agreement") subordinating the Existing Regions Security Documents to the Transaction Documents provided that, Regions shall have and maintain a first Lien upon (i) all accounts receivable and inventory of Borrower and its Subsidiaries other than any accounts receivable or inventory relating to the MIDNIGHT EXPRESS, (ii) all charter hire, freights, leases, rents, earnings, revenues, proceeds, money, payments, accounts, contract rights, chattel paper, documents and general intangibles affecting any of the Vessels other than the MIDNIGHT EXPRESS, relating to any of the Vessels other than the MIDNIGHT EXPRESS, or arising out of or from the sale, charter, lease, use or operation of any of the Vessels other than the MIDNIGHT EXPRESS, and (iii) all proceeds of any of the foregoing.

     5.13 Insurance Proceeds.

          (a) All policies of insurance on the Collateral shall designate Agent, for the benefit of the Secured Parties, as lender loss payee pursuant to a mortgagee's loss payable endorsement acceptable to Lenders. Such insurance policies shall contain an agreement by the insurer not to cancel or reduce coverage under the policies without giving Agent at least thirty (30) days prior written notice of its intention to do so. Agent is hereby authorized and empowered, at its option, to collect and receive the proceeds from any policy or policies of insurance, and each insurance company is hereby authorized and directed to make payment of all such losses directly to Agent instead of to Borrower or any Subsidiary and Lenders jointly; provided that, so long as no Default or Event of Default shall have occurred and be continuing, payments in respect to any hull losses for a Vessel under $100,000.00 may be paid directly to Borrower or a Subsidiary.

          (b) In the event that there is damage to a Vessel that does not constitute a total loss or a constructive total loss of such Vessel, as reasonably determined by the hull underwriter, which is covered by insurance, so long as no Default or Event of Default shall have occurred and be continuing, then, except as provided in Subsection 5.13(a) or 5.13(c), the proceeds of the insurance shall be deposited into a cash collateral account at Agent and such proceeds will be applied to the payment of the cost of restoration of the such Vessel upon such terms and conditions as the Required Lenders may deem necessary or appropriate in their reasonable discretion; provided, however, that (x) such insurance proceeds must be adequate to cover the cost of restoration of such Vessel, or if the proceeds are insufficient, then Borrower shall give the Lenders such adequate protection and assurance as the Required Lenders may, in their reasonable discretion, require that additional funds will be provided by Borrower in order to complete the restoration of the Vessel, (y) Borrower shall have provided Lenders with such adequate protection and assurance as the Required Lenders may, in their reasonable discretion, require that Borrower has sufficient funds on hand to pay all scheduled principal and interest payments on the Loans during the restoration period, and (z) the Lenders' first priority Lien on such Vessel is not impaired. In connection with any restoration of a Vessel, Borrower shall provide Agent with a detailed cost breakdown showing by line item all costs projected for such restoration and a revised and updated cost breakdown shall be furnished by Borrower to Agent on a monthly basis.

          (c) In the event of an actual, constructive, agreed, compromised or arranged total loss or of any requisition of a Vessel, or if there is a partial loss to a Vessel and Borrower decides not to restore such Vessel, or if not all of the conditions set forth in subclause (x) through (z) of Subsection 5.13(b) above are satisfied, then the proceeds of any insurance policy covering such Vessel shall be applied first to the payment of the Loans and then to the payment of the other Obligations, with any remaining funds to be remitted to Borrower.

SECTION 6. PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

     6.1 Initial Line of Credit Loan or Initial Letter of Credit. Notwithstanding any provision contained herein to the contrary, none of the Lenders shall have any obligation to make the initial Line of Credit Loan hereunder and Regions shall have no obligation to issue a Letter of Credit hereunder unless each of the following requirements is satisfied and Lender has received each of the following documents:

          (a) This Agreement, the Line of Credit Notes, the Security Agreement, the Subsidiary Pledge Documents, the Preferred Ship Mortgages, the Continuing Guarantee of each Subsidiary, that is not an Excluded Subsidiary, and the other Transaction Documents required by Section 5.7, each duly authorized and executed;

          (b) A copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by Borrower and each Subsidiary, certified by the Secretary or an Assistant Secretary of Borrower;

          (c) A copy of the unanimous consent of the sole member of each Subsidiary, which authorizes the execution, delivery and performance of the Transaction Documents executed by such Subsidiary;

          (d) An incumbency certificate, executed by the Secretary or an Assistant Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents delivered at or prior to the closing;

          (e) Opinions of counsel for Borrower and the Subsidiaries satisfactory to Agent relating to the Transaction Documents and such other matters as the Lenders may reasonably require;

          (f) Payment of Agent's reasonable costs and expenses as provided for in Section 11.3 and payment to Agent for the ratable benefit of the Lenders of the fees required under Section 5.2(b);

          (g) Lenders have received (i) with respect to any advance made to make a payment due under the Conversion Contracts, (x) a certificate from Lenders' Inspector, in form and substance satisfactory to Lenders, that, as of such date, all work under a Conversion Contract that necessitates the payment by Borrower under such Conversion Contract has been satisfactorily performed in accordance with such Conversion Contract and (y) a copy of each certificate or invoice provided to Borrower in connection with any payment due under a Conversion Contract, and (ii) with respect to any owner furnished equipment, a copy of the contract or invoice relating thereto;

          (h) Project Expense Schedule;

          (i) Marine surveys acceptable to the Required Lenders by surveyors selected by the Required Lenders reflecting that the fair market value of the Vessels is at least $120,000,000.00 (with the survey of the MIDNIGHT EXPRESS to be based on its as renovated condition);

          (j) Marine survey acceptable to the Required Lenders by a surveyor selected by the Required Lenders reflecting that the fair market value of the MIDNIGHT EXPRESS after completion of the Project will be at least
$86,000,000.00;

          (k) Final Plans and Specifications for Project;

          (l) Evidence that appropriate insurance for the Vessels is in force;

          (m) Tri-party agreement among Davie, Torch Express, L.L.C. and Agent relating to the Davie Contract;

          (n) Evidence that Borrower has furnished $30,000,000.00 toward the Project with Borrower to be given credit for cash paid for the MIDNIGHT EXPRESS and all other Project Costs reasonably acceptable to the Required Lenders;

          (o) The Performance Bond;

          (p) Opinion of counsel satisfactory to the Required Lenders as to issues relating to the pending bankruptcy case of Davie;

          (q) Opinion of Borrower's counsel or counsel satisfactory to the Required Lenders that the Performance Bond and the Quebec Security Documents are binding and enforceable in accordance with their respective terms and no further consents, authorizations or approvals are necessary in connection therewith and such other opinions relating thereto as the Required Lenders may reasonably require;

          (r) Copy of court order under Article 45 of the Quebec labour code regarding the continuance of employment arrangements at the Shipyard;

          (s) Evidence that the CAD 20,000,000.00 line of credit in favor of Davie is in effect, as required by the Davie Contract;

          (t) Tri-party agreement among The Groupe Thibault Van Houtte & Ass. Ltd., as Trustee, Torch Express, L.L.C. and Agent relating to the Acknowledgment Agreement and the Trustee Agreement;

          (u) All information, approvals, opinions, documents or other instruments as the Required Lenders may reasonably request.

          (v) On the date of and immediately after giving effect to such Line of Credit Loan or Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

          (w) No material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the Effective Date and be continuing; and

          (x) Except for subsequent changes consented to in writing by the Required Lenders after the Effective Date, or as permitted pursuant to this Agreement or the other Transaction Documents, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents shall be true and correct in all material respects on and as of the date of such Line of Credit Loan or Letter of Credit, as the case may be, as if made on and as of the date of such Line of Credit Loan or Letter of Credit (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)).

     A request for a Line of Credit Loan or for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Line of Credit Loan or Letter of Credit, as the case may be, as to the facts specified in clauses (v), (w) and (x) of this
Section 6.1.

     All documents described above must be in form and substance and upon terms and conditions satisfactory to the Required Lenders in their reasonable discretion.

     6.2 All Line of Credit Loans. Notwithstanding any provision contained herein to the contrary, none of the Lenders shall have any obligation to make any further Line of Credit Loan hereunder, unless each of the following requirements is satisfied:

          (a) Lenders have received (i) with respect to any advance made to make a payment due under the Conversion Contracts, (x) a certificate from Lenders' Inspector, in form and substance satisfactory to Lenders, that, as of such date, all work under a Conversion Contract that necessitates the payment by Borrower under such Conversion Contract has been satisfactorily performed in accordance with such Conversion Contract and (y) a copy of each certificate or invoice provided by to Borrower in connection with any payment due under a Conversion Contract, and (ii) with respect to any owner furnished equipment, a copy of the contract or invoice relating thereto;

          (b) With respect to any new Line of Credit Loan, the Agent shall have received a Borrowing Notice for such Line of Credit Loan as required by Section 2.3;

          (c) On the date of and immediately after giving effect to such Line of Credit Loan, no Default or Event of Default shall have occurred and be continuing;

          (d) No material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the Effective Date and be continuing; and

          (e) Except for subsequent changes consented to in writing by the Required Lenders after the Effective Date, or as permitted pursuant to this Agreement or the other Transaction Documents, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents shall be true and correct in all material respects on and as of the date of such Line of Credit Loan as if made on and as of the date of such Line of Credit Loan (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)).

     Each request for a Line of Credit Loan by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Line of Credit Loan as to the facts specified in clauses (c), (d) and (e) of this
Section 6.2.

     6.3 Letters of Credit. Notwithstanding any provision contained herein to the contrary, Regions shall have no obligation to issue any Letter of Credit hereunder unless each of the following requirements is satisfied:

          (a) Regions shall have received a Letter of Credit Request for such Letter of Credit as required by Section 4.1(a);

          (b) Regions shall have received a Letter of Credit Application for such Letter of Credit as required by Section 4.1(a), duly executed by an authorized officer of Borrower and of Torch Express, L.L.C. (if such Letter of Credit is for the account of Borrower and Torch Express, L.L.C.) as account party;

          (c) Borrower shall have complied with all of the procedures and requirements set forth in Section 4.1;

          (d) On the date of and immediately after the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

          (e) No material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the Effective Date and be continuing;

          (f) Except for subsequent changes consented to in writing by the Required Lenders after the Effective Date, or as permitted pursuant to this Agreement or the other Transaction Documents, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)); and

          (g) Regions shall have received such other documents, certificates and agreements as it may reasonably request.

     Each request for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of the issuance of such Letter of Credit as to the facts specified in clauses (d),
(e) and (f) of this Section 6.3.

     6.4 Term Loans. Notwithstanding any provision contained herein to the contrary, none of the Lenders shall not have any obligation to make any Term Loan hereunder unless each of the following requirements are satisfied and Lenders have received each of the following documents:

          (a) The Term Loan Notice from Borrower;

          (b) Certificate from Lender's Inspector, in form and substance satisfactory to Lenders, certifying to Lenders, that (i) Project has been completed and the MIDNIGHT EXPRESS is fully functional including installation of all major equipment, (ii) the appropriate Lloyd's Register certification has been obtained for the MIDNIGHT EXPRESS, and (iii) the appropriate SOLAS certification has been obtained for the MIDNIGHT EXPRESS;

          (c) Certificates from each Shipyard certifying that it has received full and final payment under its Conversion Contract, that all subcontractors, labourers, and suppliers have been fully paid, that the MIDNIGHT EXPRESS has been delivered free of Liens and such other matters as Lenders may reasonably require;

          (d) Marine surveys acceptable to the Required Lenders by surveyor(s) selected by the Required Lenders reflecting that the ratio of the aggregate principal amount of the Term Loans requested by Borrower as set forth in the Term Loan Notice to the fair market value of the Vessels is no more than 50%;

          (e) Marine survey by a surveyor selected by the Required Lenders reflecting that the ratio of the aggregate principal amount of the Term Loans requested by Borrower as set forth in the Term Loan Notice to the fair market value of the MIDNIGHT EXPRESS after completion of the Project is no more than 70%;

          (f) No Letters of Credit or Letter of Credit Loans are outstanding;

          (g) Evidence that appropriate insurance is in place;

          (h) Opinions of counsel for Borrower and the Subsidiaries satisfactory to Agent relating to the Transaction Documents and such other matters as the Lenders may reasonably require;

          (i) All information, approvals, opinions, documents or other instruments as the Lenders may reasonably request;

          (j) On the date of and immediately after giving effect to the Term Loans, no Default or Event of Default shall have occurred and be continuing;

          (k) No material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the Effective Date and be continuing; and

          (l) Except for subsequent changes consented to in writing by the Required Lenders after the Effective Date, or as permitted pursuant to this Agreement or the other Transaction Documents, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents shall be true and correct in all material respects on and as of the date of the Term Loans as if made on and as of the date of the Term Loans (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)).

     The request for the Term Loans hereunder shall be deemed to be a representation and warranty by Borrower on the date of the Term Loans as to the facts specified in clauses (j), (k) and (l) of this Section 6.4.

     All documents described above must be in form and substance and upon terms and conditions satisfactory to the Required Lenders in their reasonable discretion.

SECTION 7. REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to each of the Lenders that:

     7.1 Existence and Power. Borrower and each Subsidiary, that is not an Excluded Subsidiary,: (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and
(iii) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

     7.2 Authorization. The execution, delivery and performance by Borrower of this Agreement and the other Transaction Documents are within the powers of Borrower and have been duly authorized by all necessary action. The execution, delivery and performance by each Subsidiary of any Continuing Guarantee and any other Transaction Documents executed by such Subsidiary are within the powers of such Subsidiary and have been duly authorized by all necessary action.

     7.3 Governmental Approvals. No consent or approval of any governmental agency or authority is required in connection with the execution, delivery and performance by Borrower and the Subsidiaries of the Transaction Documents.

     7.4 Binding Effect. All Transaction Documents are legal, valid and binding obligations of Borrower and each Subsidiary, as applicable, enforceable according to their terms and conditions, and all statements made in this Agreement are true and correct as of the date hereof in all material respects, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the Letter of Credit Application(s) and any future Transaction Documents not executed contemporaneously with the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of Borrower and each Subsidiary, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the Shipbuilding Contracts is a binding agreement of each Obligor that is a party thereto and, to the best of the Borrower's knowledge, a binding agreement of each other Person who is a party thereto, in each case enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7.5 ERISA. To the extent applicable, Borrower and each Subsidiary has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the Pension Benefit Guaranty Corporation or to a plan under Title IV of ERISA which the failure to comply with could have a Material Adverse Effect.

     7.6 No Defaults. Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of (i) any of the obligations, covenants or conditions contained in any indenture, agreement or other instrument to which it is a party, and which could have a Material Adverse Effect or (ii) any judgment, order, writ, injunction, decree or decision of any government agency or authority, and which could have a Material Adverse Effect. To the knowledge of Borrower, no event has occurred and is continuing which would constitute a breach of any of the Shipbuilding Contracts which Borrower or any Subsidiary is a party to, or a breach of the Performance Bond or a default thereunder which, in either case, has had or is reasonably likely to have a Material Adverse Effect.

     7.7 Liabilities, Litigation. Neither Borrower nor any Subsidiary has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the most recent balance sheet of Borrower delivered to the Lenders and, except as described in the most recent balance sheet of Borrower delivered to the Lenders or in the most recent quarterly 10Q or annual 10K filing of Borrower with the Securities and Exchange Commission, there is no material (individually or in the aggregate) litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary.

     7.8 Tax Payment. Borrower and each Subsidiary has filed all tax returns and reports required to be filed, which the failure to file could have a Material Adverse Effect, and has paid all taxes, assessments, fees and other governmental charges levied upon Borrower or any Subsidiary or upon any property owned by Borrower or any Subsidiary or upon any income of Borrower or any Subsidiary, which are due and payable, including interest and penalties, which the failure to pay could have a Material Adverse Effect, or has provided adequate reserves for the payment thereof.

     7.9 Title to Property. Borrower and each Subsidiary is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Subsidiary to conduct its material businesses free and clear of all Liens other than Permitted Liens. Borrower and each Subsidiary enjoys peaceful and undisturbed possession in all material respects under all leases under which its is operating as lessee which is necessary for Borrower or such Subsidiary to conduct its material businesses free and clear of all Liens other than Permitted Liens.

     7.10 Compliance With Laws. Borrower and each Subsidiary has complied in all material respects with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, agencies, departments, divisions, commissions, boards, courts, authorities, officials and officers, domestic or foreign, including, without limitation, (i) all laws regarding the collection, payment, and deposit of employees' income, unemployment, social security, sales, and excise taxes, (ii) all requirements of ERISA, (iii) all Environmental Laws and (iv) all laws pertaining to occupational safety and health.

     7.11 Other Instruments; None Burdensome. Neither Borrower nor any Subsidiary is a party to any indenture, agreement or other instrument affecting its business, properties or assets, operation or condition, whether financial or otherwise, which could have a Material Adverse Effect.

     7.12 Investments. Except as may be permitted by Section 8.2(g) neither Borrower nor any Subsidiary has any Restricted Investments.

     7.13 Subsidiaries. There are no Subsidiaries other than as specifically set forth in Schedule 7.13. As of the Effective Date, the stock or other equity interest of each Subsidiary is owned solely by Borrower and/or any one or more Subsidiaries. Borrower may at any time amend, modify or supplement Schedule 7.13 by notifying Agent in writing of any changes thereto, including any formation, acquisition, merger or liquidation of Subsidiaries or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement and provided that any such new Subsidiary shall, within fifteen
(15) days of the creation or acquisition of such Subsidiary, execute and deliver to Agent all documents required by Section 5.7.

     7.14 Shipbuilding Contracts; Plans and Specifications. The Plans and Specifications are in final form and are satisfactory to Borrower, the Shipyards and all applicable certifying authorities. The Project Expense Schedule contains a true and accurate estimate of the cost to complete the Project. Copies of each of the Shipbuilding Contracts have been delivered to the Agent and are in full force and are unamended except as may be permitted hereby and except for the first, second and third amendments to the Davie Contract. All of the representations and warranties of Borrower and Torch Express, L.L.C. under the Shipbuilding Contracts and the Contribution Agreement are true and correct in all material respects.

     7.15 Net Worth of Torch Offshore, L.L.C. As of December 31, 2002, Torch Offshore, L.L.C. had a net worth of approximately $79,867,000.00 and its net worth has not materially declined since that date.

SECTION 8. COVENANTS.

     8.1 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Lenders has any obligation to make any Loan hereunder or to issue any Letter of Credit hereunder, (ii) any Letter of Credit remains outstanding or (iii) any of the Obligations remain unpaid:

          (a) Information. Borrower will deliver to Agent:

               (i) within 45 days after the close of each quarter of Borrower's fiscal year, consolidated financial statements of Borrower and its Subsidiaries consisting of a balance sheet as of the end of such fiscal quarter, a statement of earnings and surplus for such fiscal quarter, and a statement of cash flow for such fiscal quarter certified by the Borrower's Chief Financial Officer;

               (ii) within 120 days after the close of Borrower's fiscal year, a copy of annual consolidated financial statements of Borrower and its Subsidiaries, including a balance sheet as of the end of each such fiscal year, a statement of earnings and surplus for such fiscal year, and a statement of cash flow for such fiscal year, which statements shall be audited by an independent certified public accounting firm acceptable to the Required Lenders;

               (iii)simultaneously with the delivery of each set of financial statements of Borrower referred to above, a certificate of the Borrower's Chief Financial Officer substantially in the form of Exhibit E (with appropriate insertions), accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in Sections 8.1(k) of this Agreement as calculated on a consolidated basis for Borrower and its Subsidiaries (and including, without limitation, a computation of the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter), (B) stating whether there exists on the date of such certificate any Default, and if a Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

               (iv) within thirty (30) days of filing, furnish Lenders with copies of the state and federal tax returns filed by Borrower, with all schedules and supporting documentation;

               (v) promptly upon, and in any event within three business days of, becoming aware of the occurrence of any event which constitutes a Default, notice of such occurrence together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such event; and

               (vi) with reasonable promptness, such further information
                    regarding the business, affairs and financial condition of Borrower or any Subsidiary as the Required Lenders may from time to time reasonably request.

          (b) Compliance with Laws. Borrower will observe and comply, and cause each of its Subsidiaries to observe and comply, with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, agencies, departments, divisions, commissions, boards, courts, authorities, officials and officers, domestic or foreign, including, without limitation, (i) all laws regarding the collection, payment, and deposit of employees' income, unemployment, social security, sales, and excise taxes, (ii) all applicable requirements of ERISA, (iii) all applicable Environmental Laws and (iv) all laws pertaining to occupational safety and health, which the failure to comply with could have Material Adverse Effect.

          (c) Payment of Indebtedness. Borrower will, and it will cause each of its Subsidiaries to, pay and discharge any and all Material Indebtedness payable by Borrower or a Subsidiary, as the case may be, and any interest or premium thereon, when due in accordance with the agreement, document or instrument relating to such Indebtedness, provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such Indebtedness (excluding the Obligations) which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate provision in accordance with GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid any such Indebtedness forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond. For purposes of this Section 8.1(c), "Material Indebtedness" shall mean

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

Indebtedness of the nature described in subparagraphs (i), (ii), (iii), (iv),
(v), (vii), or (viii) of the definition of "Indebtedness" which exceeds $10,000.00 in the aggregate.

          (d) Payment of Taxes. Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income and profits, prior to the date on which penalties might attach thereto and all lawful claims which, if unpaid, might become a Lien upon the assets of Borrower or any Subsidiary and which the failure to pay or discharge could have a Material Adverse Effect; provided, however, that neither Borrower nor any Subsidiary shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the legality thereof shall be contested in good faith and by appropriate proceedings and for which adequate provision in accordance with GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to sell, seize or collect any Property attached as security therefor, unless such sale, seizure or collection is stayed by the filing of an appropriate bond.

          (e) Payment of Claims. Borrower will, and it will cause each of its Subsidiaries to, promptly pay and discharge (i) all trade accounts payable in accordance with usual and customary business practices and (ii) all claims for work, labor or materials which if unpaid might become a Lien upon any of its Property or assets, which the failure to pay or discharge could have a Material Adverse Effect; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such account payable or claim the payment of which is being contested in good faith and by appropriate proceedings and for which adequate provision as determined in accordance with GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

          (f) Insurance. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. All such insurance may be subject to reasonable deductible amounts. Borrower shall deliver to Agent certificate(s) of insurance on the date hereof and upon the annual renewal of such policies specifying the details of all insurance then in effect; together with a certificate of an officer of Borrower that all premiums then due have been paid. Borrower shall notify Agent immediately in writing of any material fire or other casualty to or accident involving any of the Collateral, whether or not such fire, casualty or accident is covered by insurance. Borrower shall notify, and shall cause each of its Subsidiaries to notify, promptly the insurance company and to submit an appropriate claim and proof of claim to the insurance company if any Collateral is damaged or destroyed by fire or other casualty. Borrower shall not, and shall not allow any Subsidiary to, declare or agree with underwriters that any Collateral is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Required Lenders.

          (g) Maintenance of Property. Borrower will, and will cause each of its Subsidiaries to, at all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), all Property necessary to the operation of Borrower and its Subsidiaries' material businesses.

          (h) Maintenance of Intellectual Property. Borrower will, and will cause each of its Subsidiaries to, obtain or maintain in full force and effect, all licenses, franchises, intellectual property, permits, authorizations and other rights as are necessary for the conduct of its business and the failure of which to obtain or maintain could have a Material Adverse Effect.

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

          (i) Corporate Existence. Borrower will, and it will cause each of its Subsidiaries to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate or other existence and (ii) be duly qualified to do business in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

          (j) Notice of Claim. Borrower will, and will cause each of its Subsidiaries to, promptly, and in any event within three business days, notify Lenders of (i) the arising of any litigation or dispute, threatened against or affecting assets of Borrower or any Subsidiary, which, if adversely determined, could have a Material Adverse Effect, (ii) any notice of default received or sent pertaining to any Shipbuilding Contract to which it is a party or of which it is aware, the Contribution Agreement or the Performance Bond or (iii) any default under any contract to which Borrower or any Subsidiary is a party which could have a Material Adverse Effect.

          (k) Financial Covenants.

               (i) Borrower will have and maintain, as of the end of each fiscal quarter, a Consolidated Current Ratio of at least 1.30.

               (ii) Borrower will have and maintain, as of the end of each fiscal quarter, a Consolidated Debt Service Coverage Ratio of at least 1.20.

               (iii) Borrower will have and maintain, as of the end of each fiscal quarter, a Consolidated Leverage Ratio of no more than 2.00.

               (iv) Borrower will have and maintain, as of the end of each fiscal quarter, Consolidated Adjusted Tangible Net Worth of at least $60,000,000.00.

          (l) Maintenance of Books and Records, Consultations and Inspections. Borrower will, and it will cause each of its Subsidiaries to, maintain books and records in accordance with GAAP and in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower will, and it will cause each of its Subsidiaries to, permit Lenders (and any Person appointed by the Required Lenders to whom Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Subsidiary with the officers of Borrower and each Subsidiary and their independent public accountants, all at such reasonable times and as often as the Required Lenders may from time to time reasonably request. Borrower will also permit, and will cause each Subsidiary to permit, inspection of its Property, books and records by Lenders (and any Person appointed by the Required Lenders to whom Borrower does not reasonably object) during normal business hours and at other reasonable times.

          (m) Further Assurances. Borrower will, and it will cause each of its Subsidiaries to, execute and deliver to Lenders, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lenders may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

          (n) Agreements. Neither Borrower nor any Subsidiary will default under any indenture, contract, agreement, lease or other instrument to which Borrower or any Subsidiary is a party or by which Borrower, any Subsidiary or any Property of Borrower or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Without limitation to the foregoing, Borrower shall cause Torch Express, L.L.C. to perform all of its duties and obligations under, comply with all the terms of, and enforce its rights under, the Contribution Agreement and the Shipbuilding Contracts to which it is a party, in all material respects.

          (o) Location of Chief Executive Office and Collateral. Neither Borrower nor any Subsidiary, that is not an Excluded Subsidiary, will change its principal place of business or chief executive office from the State of Louisiana, unless Borrower or such Subsidiary, as applicable, has obtained Agent's prior written consent and has taken such action as is necessary to cause the security interest of Secured Parties in the Collateral to continue to be a first priority perfected security interest subject only to Permitted Liens, which consent shall not be unreasonably conditioned, delayed or withheld.

          (p) Accountant. Borrower shall give each of the Lenders prompt notice of any change of Borrower's independent certified public accountants. Borrower shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders.

          (q) Access to Other Credit. Borrower shall maintain the Receivables Line of Credit provided for in the Existing Regions Loan Agreement or other credit available for working capital in the amount of $10,000,000.00.

          (r) Prosecution of Project. Borrower will cause the Project to be prosecuted with diligence and continuity, and the Project will be completed in a good and workmanlike manner in accordance with the Plans and Specifications on or before the expiration of the Line of Credit Period.

          (s) Inspections of Project. Borrower shall, and shall cause each of its Subsidiaries to, permit or cause the Lenders' Inspector and Lenders and its representatives to be permitted to enter upon the Project, inspect the MIDNIGHT EXPRESS and the conversion thereof, and all materials, fixtures and articles used or to be used in the conversion thereof, and to examine all detailed plans and drawings which relate to the Project, and Borrower shall cooperate with, and cause its Subsidiaries and the Shipyards to cooperate with, the Lender's Inspector, Lenders and their representatives, to enable them to inspect and evaluate the Project.

          (t) Cure of Deficiency. If at any time during the term of this Agreement and prior to the completion of the Project there is a Deficiency in excess of $100,000.00, then, in such event, upon demand by Agent to Borrower, Borrower shall deposit into a cash collateral account at Agent an amount equal to the amount of such Deficiency.

          (u) Correction of Defects. Borrower shall, upon demand in writing by the Required Lenders, correct or cause to be corrected any material defect in the MIDNIGHT EXPRESS or any departure from the Plans and Specifications. Additionally, Borrower shall promptly correct any nonconforming work under the Plans and Specifications as required by Lloyd's Register or SOLAS. Borrower shall cause to be corrected, within a reasonable time of discovery thereof, the failure of any materials, fixtures, or articles used in the conversion of the MIDNIGHT EXPRESS and the appurtenances thereto, or to be used in the operation thereof, to meet the specifications and requirements of, or to comply with, the Plans and Specifications or the requirements of Lloyd's Register or SOLAS.

          (v) Performance of Contracts. Borrower shall, and shall cause each of its Subsidiaries to, cause to be observed and performed all of its material rights and obligations under the Conversion Contracts, the Performance Bond and the other Shipbuilding Contracts and shall promptly notify Agent of receipt of any proposed amendment or modification thereto or a notice of default thereunder.

          (w) Tri-Party Agreement. Within fourty-five (45) days after the date hereof, Borrower shall cause to be delivered to Agent in form and substance and upon terms and conditions satisfactory to the Required Lenders: (i) a tri-party agreement among Huisman, Torch Express, L.L.C. and Agent relating to the Huisman Contract, to be executed and delivered to Agent, (ii) opinion of Borrower's counsel or counsel satisfactory to the Required Lenders that the Huisman Contract and such tri-party agreement are binding and enforceable in accordance with their respective terms and no further consents, authorizations or approvals are necessary in connection therewith and such other opinions relating thereto as the Required Lenders may reasonably require.

     8.2 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Lenders has any obligation to make any Loan hereunder or to issue any Letter of Credit hereunder, (ii) any Letter of Credit remains outstanding or (iii) any of the Obligations remain unpaid, unless the prior written consent of the Required Lenders is obtained:

          (a) Limitation on Indebtedness. Borrower will not, and it will not cause or permit any of its Subsidiaries to, incur or be obligated on any Indebtedness other than: (i) the Obligations to the Agent and the Lenders; (ii) Indebtedness relating to employee benefit plans; (iii) Indebtedness described in clause (a) or (b) of the defined term Restricted Investment; (iv) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.1(d) or Section 8.1(e); (v) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal and for which adequate provision as determined in accordance with GAAP has been made so long as execution is not levied thereunder and in respect of which Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and a suspensive appeal bond in the full amount of such judgment or award shall have been obtained by Borrower or such Subsidiary with respect thereto; (vi) current liabilities of Borrower or any Subsidiary incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; (vii) endorsements for collection, deposits or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; (viii) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of Borrower's or any Subsidiary's business; (ix) Indebtedness for any permitted declared and unpaid Distributions on Borrower's stock; (x) Indebtedness under any Interest Rate Protection Agreements consented to by the Required Lenders;
(xi) Indebtedness relating to the MIDNIGHT WRANGLER in a principal amount not exceeding $9,731,417.00 in the aggregate at any one time outstanding; (xii) Indebtedness relating to the MIDNIGHT EAGLE in a principal amount not exceeding $12,000,000.00 in the aggregate at any one time outstanding; (xiii) other Indebtedness in a principal amount not to exceed $8,00,000.00 in the aggregate at any one time outstanding; (xiv) Indebtedness described in Section 8.1(q);
(xv) the guaranty by Borrower of the obligations of Torch Express, L.L.C. under any Conversion Contract; and (xvi) guarantees by Borrower of the performance of contracts by Subsidiaries entered into in the ordinary course of business.

          (b) Consolidation, Merger, Sale of Assets, Dissolution, Etc. Borrower will not, and will not cause or permit any of its Subsidiaries to, (i) directly or indirectly, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it provided that Borrower may cause a Subsidiary to merge or consolidate into Borrower or any other Subsidiary provided further, however, that no Excluded Subsidiary may merge or consolidate with another Subsidiary unless such other Subsidiary is the survivor entity of such merger or consolidation, (ii) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock or other equity interest of a Subsidiary owned by Borrower or another

Subsidiary), except for (A) sales in the ordinary course of business of those items excluded from the definition of Restricted Investments, (B) sales of inventory and equipment in the ordinary course of business or (C) sales of vessels that are not Collateral so long as the proceeds thereof are used to pay Indebtedness or purchase replacement vessels or equipment or (iii) undertake any major expansion.

          (c) Changes in Nature of Business. Borrower will not, and it will not cause or permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and its Subsidiaries, considered as a whole, would be substantially changed from the Company Business.

          (d) Change in Control. Borrower shall not allow any Change in Control to occur.

          (e) Ownership of Subsidiaries. Borrower will not cause or permit any of its Subsidiaries to (i) authorize or issue any new types, varieties or classes of capital stock, membership interest or any other equity interest or any bonds or debentures, subordinated or otherwise, or any warrants or options to purchase any stock, membership interest or any other equity interest, (ii) authorize or issue any additional shares of capital stock, membership interest or any other equity interest, (iii) declare any stock, membership interest or other equity interest Distributions or stock, membership interest or other equity interest splits or (iv) take any other action which could, directly or indirectly, decrease Borrower's ownership interest in any of its Subsidiaries.

          (f) Liens. Borrower will not, and will not cause or permit any of its Subsidiaries to, mortgage or encumber any of its Property or suffer any Liens to exist on any of its Property without the prior written consent of the Required Lenders other than Permitted Liens.

          (g) Restricted Investments. Borrower will not, and it will not cause or permit any of its Subsidiaries to, directly or indirectly, make or hold any Restricted Investments the original cost of which exceeds in the aggregate at any one time, for Borrower and its Subsidiaries considered as a whole, five (5%) percent of Consolidated Adjusted Tangible Net Worth.

          (h) Change in Management. Borrower will not, and will not cause or permit any of its Subsidiaries to, terminate or make any substantial change in the duties of Lyle G. Stockstill.

          (i) Modify Agreements. Borrower will not, and it will not cause or permit any of its Subsidiaries to, modify or amend in any material respect or terminate any of the Shipbuilding Contracts, the Contribution Agreement or the Performance Bond.

          (j) Consent to Sale of Interest. Borrower shall not cause or permit Torch Express, L.L.C. to consent to the sale of an Interest (as such term is defined in the Trustee Agreement) without the consent of the Required Lenders, which consent shall not be unreasonably withheld.

     8.3 Use of Proceeds. Borrower covenants and agrees that (i) the proceeds of the Line of Credit Loans will be used solely to cover expenses relating to the Project, (ii) the proceeds of the Term Loans will be used solely to pay the Line of Credit Loans and (iii) no part of the proceeds of any Loan will be used in violation of any applicable law or regulation.

SECTION 9. EVENTS OF DEFAULT.

     If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

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

     9.1 Borrower shall fail to pay any of the Obligations when due and such failure shall continue unremedied for five (5) days after written or telegraphic notice thereof shall have been given to Borrower by Agent;

     9.2 Any representation or warranty of Borrower or any Subsidiary made in this Agreement, in any other Transaction Document to which Borrower or any Subsidiary is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto by Borrower or any Subsidiary or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

     9.3 Borrower or any Subsidiary shall fail to perform or observe any term, covenant, or agreement (other than failure to pay when due any of the Obligations) contained in this Agreement or in any other Transaction Document, and such failure shall continue unremedied for thirty (30) days after written or telegraphic notice thereof shall have been given to Borrower by Agent;

     9.4 This Agreement or any of the other Transaction Documents shall at any time for any reason (other than cancellation by Agent) cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower or any Subsidiary, or if the transactions completed hereunder or thereunder shall be contested by Borrower or any Subsidiary or if Borrower or any Subsidiary shall deny that it has any or further liability or obligation hereunder or thereunder;

     9.5 Borrower, any Subsidiary or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

     9.6 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, any Subsidiary or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor or (iii) the winding-up or liquidation of Borrower, any Subsidiary or any other Obligor; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

     9.7 Borrower, any Subsidiary or any other Obligor shall be declared by any Lender to be in default on, or pursuant to the terms of, (1) any other present or future obligation to such Lender, including, without limitation, any other loan, line of credit, guaranty or letter of credit reimbursement obligation, or
(2) any other present or future agreement purporting to convey to such Lender a Lien upon any Property or assets of Borrower, such Subsidiary, or such other Obligor, as the case may be and such default shall continue unremedied for thirty (30) days after written or telegraphic notice thereof shall have been given to Borrower by Agent;

     9.8 One or more judgments, decrees, arbitration awards or rulings shall be entered against Borrower or any Subsidiary involving in the aggregate a liability (not paid or covered by insurance) of $10,000.00 or more and all such judgments, decrees, awards, and rulings shall not have been vacated, paid, discharged, stayed or suspensively appealed within thirty (30) days from the entry thereof;

     9.9 The discontinuance of work on the Project for a period of thirty (30) days, except for a cause or suspension specified in a Conversion Contract; or

     9.10 The Performance Bond shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction;

     THEN, and in each such event (other than an event described in Sections 9.5 or 9.6), the Agent shall, if requested in writing by the Required Lenders, and may, in its sole and absolute discretion, upon the oral request of the Required Lenders, declare that the obligations of the Lenders to make Loans under this Agreement and to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of the Lenders shall be immediately and forthwith terminated, and the Agent shall, if requested in writing by the Required Lenders, and may, in its sole and absolute discretion, upon the oral request of the Required Lenders, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all such other Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Lenders may exercise any and all other rights and remedies which they may have under any of the Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 9.5 or 9.6, the obligations of the Lenders to make Loans under this Agreement and to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Lenders may exercise any and all other rights and remedies which they may have under any of the Transaction Documents or under applicable law.

     Agent upon the instructions of the Required Lenders and the Required Lenders shall have the right, upon the occurrence and during the continuance of any Event of Default, in addition to any and all other rights and remedies which Agent and each of the Lenders may have under any of the Transaction Documents or under applicable law, to enter into possession of the MIDNIGHT EXPRESS and the Project and perform any and all work and labor necessary to complete the Project and to perform such acts as the Required Lenders may deem desirable to secure, protect, and complete the Project. All sums expended by Agent and each of the Lenders for such purposes shall be deemed to have been advanced to Borrower as Line of Credit Loans, shall satisfy pro tanto the obligations of Lenders hereunder and shall be secured by the Transaction Documents as fully as if made upon the request of Borrower.

SECTION 10. AGENT.

     10.1 Appointment. Regions is hereby appointed by the Lenders as Agent under and for purposes of this Agreement, the Notes and the other Transaction Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement and the other Transaction Documents. The Agent shall hold all Collateral as the agent for all of the Lenders and, except as provided by the

Subordination Agreement, all net proceeds of the Collateral shall be shared by the Lenders ratably in accordance with their respective Pro Rata Shares.

     10.2 Powers.

          (a) The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Each Lender and the Agent hereby authorizes the Agent to enter into the Transaction Documents to which Agent is a party and to take all actions contemplated thereby and confirms its appointment of Regions Bank as Agent under the terms and conditions of the Transaction Documents. Each Lender hereby confirms its agreement to be bound by the terms and conditions of the security documents included within the Transaction Documents. The Agent shall have no implied duties to the Lenders, nor any obligation to the Lenders to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by this Agreement or any of the other Transaction Documents to be taken by the Agent. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in
Section 9. Each Lender and the Agent agree that no Lender shall have any right individually to seek to realize upon the Collateral granted for the benefit of the Agent and the Lenders pursuant to any of the Transaction Documents, it being understood and agreed that such rights and remedies may be exercised by the Agent as Agent for the benefit of the Secured Parties upon the terms of the Transaction Documents.

          (b) Each of the Lenders also hereby irrevocably appoints and authorizes the Agent to act as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on it or for its benefit under or pursuant to this Agreement or any of the Transaction Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to it in this Agreement or in any of the other Transaction Documents), (ii) all monies, property and other assets paid or transferred to or vested in it or any agent thereof or received or recovered by it or any agent thereof pursuant to, or in connection with, this Agreement or any of the other Transaction Documents, whether from the Borrower, any of the Subsidiaries or any other person, and (iii) all monies, investments, property or other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by it or any agent thereof in respect of the same (or any part thereof). The Agent hereby accepts such appointment but shall have no obligations under this Agreement or under any of the Transaction Documents except those expressly set forth herein and therein.

          (c) For greater certainty, and without limiting the powers or immunities of the Agent, or any other Person acting as an agent or mandatary for the Agent hereunder or under any of the other Transaction Documents, the Borrower hereby acknowledges that, for purposes of holding any security granted by any Obligor on property pursuant to the laws of the Province of Quebec to secure obligations of any Obligor under any bond issued by any Obligor, the Agent shall be the holder of an irrevocable power of attorney (i.e. "fonde de pouvoir" within the meaning of the Civil Code of Quebec) for all present and future Lenders. Each Lender hereby irrevocably constitutes, to the extent necessary, the Agent as the holder of an irrevocable power of attorney (i.e. "fonde de pouvoir" within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by any Obligor in the Province of Quebec to secure the obligations of any Obligor under any bond issued by any Obligor and as mandatory and custodian of any such bond. Each assignee of a Lender shall be deemed to have confirmed and ratified the constitution of the Agent as the holder of such irrevocable power of attorney (fonde de pouvoir), by execution of an Assignment Agreement. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Agent may acquire and be the holder of any bond issued by any Obligor. The Borrower hereby acknowledges that such bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

          (d) Each Lender hereby agrees, and each holder of any Obligations by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Transaction Documents, and the exercise by the Agent or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Transaction Documents which may be necessary to perfect and maintain perfected the Liens on the Collateral granted by the Transaction Documents. The Lenders irrevocably authorize the Agent at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Line of Credit Commitments, the Term Loan Commitments and the payment in full of all Obligations; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or by any other Transaction Document; (iii) constituting property in which neither Borrower nor any Subsidiary owned any interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower or any Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.2.

     10.3 General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any of the Lenders for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct.

     10.4 No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations or warranties contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto; (ii) be responsible for any Loans or Letters of Credit hereunder (except in Agent's capacity as a Lender hereunder with respect to its Pro Rata Share thereof pursuant to the terms of this Agreement), (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents; (iv) be responsible for the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered to the Agent; or (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents; or (vi) be responsible for the creation, attachment or perfection of any security interests or liens purported to be granted to the Agent or any of the Lenders pursuant to this Agreement or any of the other Transaction Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a Lender wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     10.5 Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse the Agent pursuant to Section 11.3 or Section 11.5, the Lenders shall ratably in accordance with their respective Pro Rata Shares of the aggregate amount of Loans and Letters of Credit then outstanding, or if no Loans or Letters of Credit are then outstanding, their respective Pro Rata Shares of the total Commitments of all of the Lenders, indemnify

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

the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (other than those described in Sections 11.3 and 11.5), the Notes, the Letter of Credit Applications or any of the other Transaction Documents), costs and/or expenses, including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans, the expiration or other termination of the Letters of Credit and the termination of this Agreement.

     10.6 Action Upon Instructions of Required Lenders. The Agent agrees, upon the written request of the Required Lenders, to take any action of the type specified in this Agreement or any of the other Transaction documents as being within the Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Notes. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Lenders or of all of the Lenders.

     10.7 Reliance on Documents; Employment of Agents and Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care, except as to money or securities received by it or its authorized agents. The Agent shall be entitled to advice and opinion of legal counsel concerning all legal matters and all matters pertaining to the duties of the Agent.

     10.8 May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 11.14. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any
Note issued in exchange therefor.

     10.9 Agent's Reimbursement. Each Lender agrees to reimburse the Agent pro rata in accordance with its Pro Rata Share for any out-of-pocket expenses not reimbursed by Borrower (a) for which the Agent is entitled to reimbursement by Borrower under this Agreement or any of the other Transaction Documents and (b) for any other out-of-pocket expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, amendment, modification, extension,

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

renewal, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents.

     10.10 Rights as a Lender. With respect to its commitment, the Loans made by it and the Notes issued to it, Regions shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include Regions in its individual capacity. Regions may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Borrower as if it were not the Agent.

     10.11 Independent Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any Lender and based on the financial statements referred to in Section 7.7 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

     10.12 Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Lenders under this Agreement and the other Transaction Documents at any time by thirty (30) days notice in writing to the Lenders. Such resignation shall take effect upon appointment of such successor Agent. The Required Lenders shall have the right to appoint a successor Agent (and if no Default or Event of Default then exists hereunder, such appointment shall be with the consent of Borrower, which consent shall not be unreasonably withheld), and the successor Agent shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.9 hereof with respect to all matters preceding such resignation.

     10.13 Duration of Agency. The agency established by Section 10.1 hereof shall continue, and Sections 10.1 through and including this Section 10.13 shall remain in full force and effect, until all of the Obligations shall have been paid in full and the Lenders' commitments to make Loans, issue Letters of Credit and/or extend credit to or for the benefit of Borrower shall have terminated or expired (and the provisions of Section 10.5 shall continue thereafter as provided therein).

SECTION 11. GENERAL.

     11.1 No Waiver. No failure or delay by the Agent or any of the Lenders in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of any of the Lenders to exercise any statutory or common law right of Lender's lien or setoff.

     11.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender(s) and any and all other indebtedness at any time owing by such Lender(s) to or for the credit or account of Borrower against any and all of the Obligations. Each of the Lenders agrees to promptly notify Borrower after any such setoff and application made by such Lender(s), provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this Section 11.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have. Except as may be provided to the contrary in the Subordination Agreement, nothing contained in this Agreement or any other Transaction Document shall impair the right of any of the Lenders to exercise any right of setoff or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

     11.3 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder or any Letter of Credit is issued hereunder, to pay the Agent upon demand (i) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent and/or each of the Lenders in connection with the preparation, documentation, negotiation, execution, amendment, modification, extension and/or renewal of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents, (ii) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent and/or each of the Lenders in connection with the preparation of any waiver or consent hereunder or under any other Transaction Documents, (iii) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by the Agent and/or each of the Lenders in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, (iv) all out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by the Agent and/or each of the Lenders in connection with the enforcement of any rights and/or remedies of the Agent or any of the Lenders to collect any of the Obligations, and (v) all other reasonable attorneys' fees and out-of-pocket costs and expenses incurred by the Agent and/or each of the Lenders relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents, including, without limitation, the fees and costs for the surveys on the Vessels completed prior to the date hereof, the fees and costs of surveys on the Vessels (including the completed MIDNIGHT EXPRESS) contemplated by Section 6.4, and the fees and costs of Lenders' Inspector. Borrower further agrees to pay or reimburse the Agent and each of the Lenders for any stamp or other taxes or costs which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents. All of the obligations of Borrower under this Section 11.3 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement. As used herein, "attorneys' fees" shall include, without limitation, fees on a solicitor and its own client basis and extra-judicial fees.

     11.4 Environmental Indemnity. Borrower hereby agrees to indemnify the Agent and each of the Lenders and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent, each of the Lenders and such holder(s) (collectively, the "Indemnitees") and hold the Indemnitees harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, reasonable court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by the Indemnitees, with respect to or as a direct or indirect result of the violation by Borrower or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties owned or operated by Borrower and/or any Subsidiary of any hazardous substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental
Laws); and the provisions of and undertakings and indemnification set out in this Section 11.4 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee.

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

     11.5 General Indemnity. In addition to the payment of expenses pursuant to
Section 11.3, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify and pay Indemnitees and hold Indemnitees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by the Agent or any of the Lenders, the agreement of any of the Lenders to make the Loans hereunder, the agreement of Lenders to issue the Letters of Credit hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 11.5 shall survive satisfaction and payment of the Obligations and the termination of this Agreement. No provision contained in this Section 11.5 shall affect any rights Borrower may have against any Lender which defaults under this Agreement or is intended to indemnify any such Agent or Lender which defaults under this Agreement (but only such Agent or Lender that defaults under this Agreement) for any such Indemnified Liabilities arising from such defaulting Lender's action.

     11.6 Authority to Act. The Agent shall be entitled to act on any notices and instructions (telephonic or written) believed by the Agent in good faith to have been sent or delivered by any person identifying himself as Borrower's Representative, regardless of whether such notice or instruction was in fact delivered by such person, and Borrower hereby agrees to indemnify the Agent and hold the Agent harmless from and against any and all losses and expenses, if any, ensuing from any such action.

     11.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail; provided, however, that notices to the Agent under Section 3 shall not be effective until actually received by the Agent.

     11.8 CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY LOUISIANA STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF LOUISIANA, AS THE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE

FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION
11.7. BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND THE AGENT AND/OR ANY OF THE LENDERS ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

     11.9 Sharing of Payments. The Lenders agree among themselves that except as otherwise expressly set forth herein, in the event that any of the Lenders shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any collateral (including, without limitation any proceeds from the Contribution Agreement) or otherwise) on account of or in respect of any of the Loans or other Obligations in excess of its Pro Rata Share of all such payments, such Lender(s) shall immediately purchase from the other Lender(s) participations in the Loans or other Obligations owed to such other Lender(s) in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Lenders share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Obligations. (For purposes of clarification, the provisions of this Section 11.9 shall not apply to any payments received by Regions on Indebtedness relating to the Existing Regions Loan Agreement). The Lenders further agree among themselves that if any such excess payment to a Lender shall be rescinded or must otherwise be restored, the other Lender(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Lender whose payment shall have been rescinded or otherwise restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any of the Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff, banker's lien or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any of the Lenders receives a secured claim in lieu of a setoff to which this Section 11.9 would apply, such Lender(s) shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Lender(s) entitled under this Section 11.9 to share in the benefits of any recovery of such secured claim.

     11.10 Governing Law. This Agreement, the Notes, the Letter of Credit Application(s) and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Louisiana and United States federal maritime law, as applicable.

     11.11 Amendments and Waivers. Any provision of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Lenders, (i) increase the Commitment of any Lender, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder or the amount for which Borrower or any Subsidiary is obligated to reimburse Regions in respect of a drawing under a Letter of Credit, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any reimbursement obligation in respect of a drawing under a Letter of Credit, or any fees hereunder, (iv) change the Pro Rata Share of the Commitments or of the aggregate principal amount of

Loans or Letters of Credit of any Lender, (v) change the number of Lenders which shall be required for the Lenders or any of them to take any action or obligations under this Section or under any other provision of this Agreement,
(vi) release any Collateral (including, without limitation, release of any Continuing Guarantee) other than pursuant to Section 10.2; (vii) postpone the scheduled expiration date of the Line of Credit Period or the Letter of Credit Period hereunder or extend the expiry date of a Letter of Credit beyond the Letter of Credit Period; or (viii) amend this Section 11.11.

     11.12 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D, E, F, G and H refer to annexed Exhibits A, B, C, D, E, F, G and H which are hereby incorporated herein by reference and all references herein to Schedule 7.13 refer to annexed Schedule 7.13 which is hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     11.13 Successors and Assigns, Participations.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement. Any Lender may sell participations in its Notes and its rights under this Agreement in whole or in part to any commercial Lender organized under the laws of the United States or Canada or any state or providence thereof without the consent of Borrower or the Agent so long as each agreement pursuant to which any such participation is granted provides that no such participant shall have any rights under this Agreement or any other Transaction Document (the participants' rights against the Lender granting its participation to be those set forth in the Participation Agreement between the participant and such Lender), and such selling Lender shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents. Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent such Lender would have been so entitled had no such participation been sold.

          (b) Any Lender which, in accordance with Section 11.13(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice thereof to the Agent and Borrower.

          (c) Unless otherwise agreed to by Borrower in writing, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations under this Agreement as a result of such Lender's granting of a participation in all or any part of such Lender's Notes or all or any part of such Lender's rights under this Agreement.

     11.14 Assignment Agreements. Each Lender may, from time to time with the consent of Borrower and Agent (which will not in any instance be unreasonably withheld), sell or assign a pro rata part of all of the indebtedness evidenced by the Notes then owed by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incidental to the Letters of Credit pursuant to an Assignment Agreement, in form and substance reasonably acceptable to Agent and Borrower, executed by the assignor and the assignee, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee and the portion of the Commitments of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by it (an "Assignment Agreement"); provided that (i) nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Lender of any Note or other obligation hereunder to a Federal reserve bank and (ii) the consent of the Borrower shall not be required for assignments or sales to a Lender or any affiliate of a Lender. Upon the execution of each Assignment Agreement by the assignor and the assignee (i) such assignee shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such Lender shall be as specified in the Assignment Agreement, and Borrower shall execute and deliver Notes to the assignee Lender in the amount of its Commitments and new Notes to the assignor Lender in the amount of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administration fee of $2,500 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to Borrower.

     11.15 Withholding Tax. At the time it becomes a party to this Agreement, each Lender that is organized under the laws of a jurisdiction outside the United States shall deliver to the Agent and Borrower either a valid and currently effective Internal Revenue Service Form 1001 or Form 4224 or, in the case of a bank claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successors thereto, (and if such bank delivers a Form W-8, a certificate representing that such bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender, establishing that payments relating to this Agreement are (i) not subject to United States Federal withholding tax under the Code because such payments are effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax.

     11.16 Purposes of Inspections; No Obligation to Determine Validity of Conversion Contracts. The sole purpose and function of the provisions of this Agreement authorizing Lenders, Lenders' Inspector, or any agent, officer, employee or representative of Lenders to enter upon the MIDNIGHT EXPRESS and the Project to make inspections of the MIDNIGHT EXPRESS, materials, Plans and Specifications, shop drawings and work or to enter into possession of the MIDNIGHT EXPRESS and the Project upon any Event of Default and perform any work necessary or desirable to complete the Project and to perform such acts as Lenders may deem desirable to secure, protect, and complete the Project, is to obtain information and to afford Lenders the opportunity to: (a) verify whether Lenders are obligated to make any Line of Credit Loans hereunder and the correct amount thereof; (b) determine whether there has been or may be any Default; and
(c) take any necessary or appropriate action to protect and preserve Lender's security for the Obligations. None of the aforesaid actions by Agent, any Lender, Lenders' Inspector, or any agent, officer, employee or representative of any Lender, shall be or may be construed in such a manner as to impose any duty or obligation whatsoever on Agent, Lenders, Lenders' Inspector, or any agent, officer, employee or representative of any Lender, to protect or represent Borrower or any Subsidiary, any Shipyard, any surety or any other person whatsoever and shall not be considered or construed as having made any warranty whatsoever, whether express or implied, as to the adequacy, quality of fitness or purpose of any physical conditions, materials, workmanship, Plans and Specifications, drawings or other requirements pertaining to the Project or whether any such physical conditions, materials or workmanship comply with any Plans and Specifications, drawings, ordinances, statutes or other requirements pertaining to the Project. Lenders shall have no liability, obligation or responsibility whatsoever with respect to the Project except to advance the Loans pursuant to this

Agreement. Lenders shall not be obligated to inspect the Project or the MIDNIGHT EXPRESS, nor be liable for the performance or default of Borrower or any Subsidiary, or default of any Shipyard, any subcontractor or materialmen, or any other Person, or for any failure to construct, complete, protect or insure the MIDNIGHT EXPRESS, or for the payment of costs of labor, materials or services supplied for the Project, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation, any Loan or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Agent or any Lender.

     Notwithstanding that Loans under this Agreement are to be used to finance sums due under the Conversion Contacts, Borrower agrees that Lenders are under no obligation to determine the validity, legality, or enforceability of the Conversion Contracts. If all or part of a Conversion Contract or any related document is repudiated or proves to be void, invalid, illegal or unenforceable, or if there is any dispute relating to a Conversion Contract, such event will not in any way affect or impair the rights of the Lenders against the Borrower under this Agreement or any other Transaction Document or affect or impair in any way the obligation of Borrower or any Subsidiary to pay the Obligations.

     11.17 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or delegate any of its rights or obligations under this Agreement.

     11.18 NO ORAL AGREEMENTS, ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE AGENT AND THE LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENT REACHED BY BORROWER, THE AGENT AND THE LENDERS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT AMONG BORROWER, THE AGENT AND THE LENDERS, EXCEPT AS BORROWER, THE AGENT AND THE LENDERS MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

     11.19 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.21 Resurrection of the Obligations. To the extent that any of the Lenders receives any payment on account of any of the Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any contract, bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower and theretofore created and/or existing in favor of such Lender(s) as security for the payment of such Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Lender(s) and applied on account of the Obligations.

     11.22 No Third Party Beneficiary. This Agreement is solely for the benefit of the parties and is not a stipulation for the benefit of any other Person except for any approved assignee of Borrower and any assignee of the Lenders.

     11.23 Independence of Covenants. All of the covenants contained in this Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

     11.24 Confidentiality. The Agent and each of the Lenders shall keep confidential any information delivered, made available or otherwise conveyed by Borrower or any of its Subsidiaries in connection with this Agreement and the transactions contemplated hereby; provided that, the provisions of this Section
11.24 shall not be construed to prohibit Agent or any Lender from disclosing any information to (i) Agent or any Lender (or any attorneys, agents or consultants of Agent or any Lender), (ii) any participant or assignee or prospective participant or assignee of any Lender (so long as such participant or assignee or prospective participant or assignee agrees to be bound by the provisions of this Section 11.24), (iii) any affiliate of Agent or any Lender or (iv) any Person as required by law, regulation or court order. Notwithstanding anything to the contrary herein, the Borrower agrees to Export Development Canada's disclosure, following the Effective Date, of the following information: the name of the Borrower, the Export Development Canada financial service provided and the date of related agreement, a general description of the Project (including country), the amount of Export Development Canada support in an approximate dollar range, and the name of the Exporter.

     11.25 Conflicting Provisions. In the event any of the terms and provisions of this Agreement conflict with any terms and provisions contained in any other Transaction Document, the terms and provisions of this Agreement shall govern provided that, nothing in this Agreement shall be construed to limit the Property encumbered by the Transaction Documents and provided further that, in the event any terms and provisions of Section 5.13 conflict with any terms and provisions contained in the Subordination Agreement, the terms and provisions of the Subordination Agreement shall govern.

     11.26 Judgment Currency; Indemnity. The obligation of Borrower under this Agreement to make payments in Dollars will not be discharged or satisfied by any payment or recovery, whether pursuant to any judgment or otherwise, expressed in or converted into any other currency except to the extent of the amount of Dollars that is actually received by Lenders as a result of such payment or recovery. Accordingly, the obligation of Borrower to pay in Dollars will be enforceable as an alternative or additional cause of action for the purpose of recovery in such other currency of the amount by which such actual receipt by the Lenders falls short of the full amount of Dollars payable under this Agreement and such obligation will not be affected by judgment being obtained for any other sums due under this Agreement.

                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have executed this Credit Agreement effective as of the 23rd day of April, 2003.

                                          TORCH OFFSHORE, INC.


                                          By:
                                              ----------------------------------
                                              Robert E. Fulton
                                              Its Chief Financial Officer
                                              401 Whitney Avenue, Suite 400
                                              Gretna, Louisiana 70056
                                              Telecopy number: (504) 367-7075


                                          REGIONS BANK


                                          By:
                                              ----------------------------------
                                              Jorge E. Goris
                                              Its Senior Vice President
                                              301 St. Charles Avenue
                                              New Orleans, LA 70130
                                              Telecopier: (504) 584-2165


                                          EXPORT DEVELOPMENT CANADA


                                          By:
                                              ----------------------------------
                                              Peter G. Johnston
                                              Financial Services Manager


                                          By:
                                              ----------------------------------
                                              Colleen Lalonde
                                              Financial Services Manager

                                              151 O'Connor
                                              Ottawa, Canada K1A1K3
                                              (Telecopier: (613) 598-2504

                                    EXHIBIT A

                               LINE OF CREDIT NOTE

$30,000,000.00                                            New Orleans, Louisiana
                                                          February    , 2003
                                                                   ---

     FOR VALUE RECEIVED, the undersigned, TORCH OFFSHORE, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of
                 ("Lender," which term includes its transferees and assigns
----------------
which any transfer or assignment shall be governed by the Credit Agreement referred to below), on the last day of the Line of Credit Period, or such earlier date as may be determined pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, the principal sum of THIRTY MILLION AND 00/100 Dollars ($30,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Line of Credit Loans made by Lender to Borrower pursuant to the Credit Agreement referred to below. The aggregate principal amount of Line of Credit Loans which Lender shall be committed to have outstanding hereunder at any time shall not exceed THIRTY MILLION AND 00/100 Dollars ($30,000,000.00), which amount may be borrowed and paid, in whole or in part, subject to the terms and conditions hereof and of the Credit Agreement referred to below. Borrower further promises to pay to the order of Lender interest on the aggregate unpaid principal amount of such Line of Credit Loans on the dates and at the rate or rates provided for in the Credit Agreement referred to below, until paid in full (both before and after judgment). The amount of interest accruing hereunder shall be computed based on the actual days elapsed over a year composed of 360 days. All such payments of principal and interest shall be made at the office of Regions Bank (the "Agent"), 301 St. Charles Avenue, New Orleans, Louisiana 70130.

     All Line of Credit Loans made by Lender and all repayments of the principal thereof may be recorded by Lender and, prior to any transfer hereof, endorsed by Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Line of Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Lender to record or endorse or any mistake by Lender in connection with recordation or endorsement on the schedules attached to this Note. The internal records of Lender shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing on this Note from time to time, (ii) the amount of each Line of Credit Loan made to Borrower and (iii) the amount of each principal and/or interest payment received by Lender on this Note.

     This Note is one of the Line of Credit Notes referred to in the Credit Agreement effective as of the date hereof by and among the Borrower, Agent and the Lenders listed on the signature pages thereof (as the same may from time to time be amended, restated, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Notwithstanding anything to the contrary contained herein, the obligation of Lender to make a Line of Credit Loan shall be governed by the terms and provisions of the Credit Agreement. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

     Upon the occurrence of any Event of Default under the Credit Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest hereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or if this Note shall be placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Lender, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses incurred by Lender (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the substantive laws of the State of Louisiana (without reference to conflict of law principles).

                                          TORCH OFFSHORE, INC.


                                          By:
                                               ---------------------------------
                                               Robert E. Fulton
                                          Its: Chief Financial Officer

                         LOANS AND PAYMENTS OF PRINCIPAL

---------------------------------------------------
                   Amount of    Unpaid
       Amount of   Principal   Principal   Notation
Date     Loan       Repaid      Balance    Made By
---------------------------------------------------

---------------------------------------------------

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                                       3

                                    EXHIBIT B

                                 PROMISSORY NOTE

$                                                           Date: April 30, 2004
 --------------------

     FOR VALUE RECEIVED, the undersigned, TORCH OFFSHORE, INC. ("Borrower"),
hereby promises to pay to the order of                      ("Lender," which
                                       --------------------
term includes its transferees and assigns which any transfer or assignment shall be governed by the Credit Agreement referred to below), at the office of Regions Bank (the "Agent"), 301 St. Charles Avenue, New Orleans, Louisiana 70130, the
principal sum of                         ($________________) Dollars, together
                 -----------------------
with interest thereon, in accordance with the terms set forth in this Note.

Principal:   Principal shall be payable in five (5) payments each in the
             amount of                      ($___________) Dollars, payable on
                       --------------------
             October 31, 2004, April 30, 2005, October 31, 2005, April 30,
             2006 and October 31, 2006, with the entire unpaid balance of principal and interest being payable on April 30, 2007.

Interest:    Interest shall accrue on the outstanding principal amount at the rate provided in the Credit Agreement referred to below and shall be payable on the dates set forth in the Credit Agreement referred to below. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from date of advance.

     Each payment on this Note shall be evidenced by entries in Lender's internal records, provided, however, that the obligation of Borrower to repay the Term Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Lender to record or endorse or any mistake by Lender in connection with recordation or endorsement of payments in its internal records. The internal records of Lender shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing on this Note from time to time, and (ii) the amount of each principal and/or interest payment received by Lender on this Note.

     This Note is one of the Term Notes referred to in the Credit Agreement
effective as of February    , 2003, by and among Borrower, Agent and the Lenders
                         ---
listed on the signature pages thereof (as the same may from time to time be amended, restated, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

     Upon the occurrence of any Event of Default under the Credit Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest hereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or if this Note shall be placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Lender, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses incurred by Lender (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the substantive laws of the State of Louisiana (without reference to conflict of law principles).

                                          TORCH OFFSHORE, INC.


                                          By:
                                               ---------------------------------
                                               Robert E. Fulton
                                          Its: Chief Financial Officer

                                    EXHIBIT C

       APPLICATION AND AGREEMENT FOR IRREVOCABLE STANDBY LETTER OF CREDIT

                                                                        , 20
                                          -----------------------------     ----
                                                                (Place and date)

THE UNDERSIGNED HEREBY REQUESTS YOU TO ISSUE YOUR IRREVOCABLE STANDBY LETTER OF CREDIT AS FOLLOWS:

IN FAVOR OF
           ---------------------------------------------------------------------
                                   (Name)
                                           -------------------------------------

----------

--------------------------------------------------------------------------------
                                   (Address)

NOT EXCEEDING IN THE AGGREGATE
                               -------------------------------------------------
                        (Amount of the Letter of Credit)

   AVAILABLE BY DRAFTS AT SIGHT DRAWN, AT YOUR OPTION, ON YOU OR ANY OF YOUR CORRESPONDENTS FOR ACCOUNT OF TORCH OFFSHORE, INC. AND

                         (Name and address of applicant)

PARTIAL DRAWINGS ARE ( ) PERMITTED ( ) NOT PERMITTED

DRAFTS MUST BE NEGOTIATED OR PRESENTED ON OR PRIOR TO

DRAFTS ARE TO BE ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

     ( ) THIS STANDBY LETTER OF CREDIT IS TRANSFERABLE

     THIS CREDIT IS SUBJECT TO THE RULES OF THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION" CURRENTLY IN FORCE ON THE DATE OF ISSUANCE

================================================================================
UPON ISSUING THIS LETTER OF CREDIT PLEASE BE GUIDED BY WHICHEVER OF THE FOLLOWING IS CHECKED:

( ) ORIGINAL OF THE LETTER OF CREDIT TO BE FORWARDED BY ( )COURIER SERVICE, ( ) AIR MAIL, DIRECTLY TO THE BENEFICIARY OR THROUGH YOUR CORRESPONDENT, AT YOUR OPTION.

( ) NOTIFY THE BENEFICIARY BY BRIEF CABLE, DIRECTLY OR THROUGH YOUR CORRESPONDENT, AT YOUR OPTION, THAT THIS LETTER OF CREDIT HAS BEEN ISSUED AND THE ORIGINAL WITH COMPLETE DETAILS IS BEING SENT BY AIR MAIL.

( ) CABLE ALL THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT TO YOUR CORRESPONDENTS REQUESTING THEY NOTIFY THE BENEFICIARY.
================================================================================

IN CONSIDERATION OF YOUR ISSUING, AT THE REQUEST OF THE UNDERSIGNED, YOUR LETTER OF CREDIT (HEREINAFTER SOMETIMES REFERRED TO AS THE "CREDIT"), SUBSTANTIALLY IN ACCORDANCE WITH THE FOREGOING APPLICATION, THE UNDERSIGNED, IF THE CREDIT IS ISSUED, HEREBY AGREES TO ALL OF THE TERMS AND CONDITIONS OF THE CREDIT AND PROMISES AND AGREES WITH YOU AS FOLLOWS:

     1. Definitions.

(i) "Agreement" means the Applications, the terms and conditions set out below, and the Credits, together with any and all amendments and modifications of any thereof.

(ii) "Applicant" means, singularly or collectively, and if more than one, jointly, severally, and solidarily, each person or entity who has executed or joined in the Agreement as Applicant or Co-Applicant as set forth below or pursuant to an Application, and the heirs, executors, administrators, successors and assigns thereof.

(iii) "Application" means each application of Applicant relating to a Credit as any such application may be amended or modified from time to time in accordance herewith.

(iv) "Credit" means any one or more letters of credit, as the same may be amended or modified with the consent of the Applicant, issued by Issuer, at its option, upon application by Applicant from time to time.

(v) "Credit Agreement" means that certain Credit Agreement dated February    ,
                                                                          ---
2003 by and among Torch Offshore, Inc., Regions Bank, as Agent, and the Lenders listed on the signature pages thereof, as the same may from time to time be amended, restated, modified or supplemented.

(vi) "Issuer" means Regions Bank.

(vii) "Property", as used in this Agreement, includes goods, merchandise, all documents relating thereto, securities, funds, choses in action and any and all other forms of property, whether real (immovable), personal (movable) or mixed, and any right or interest therein.

(viii) "Uniform Commercial Code" as used in this Agreement, means the Louisiana Uniform Commercial Code, as amended from time to time.

(ix) The words "party (or parties) hereto", as used in this Agreement, include any individual, any firm, corporation, partnership or other entity and any association of individuals or entities, who sign this document or become obligated hereunder by reason of any other document.

(x) Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     2. Promise to Pay. Applicant shall pay to Issuer all amounts disbursed under any Credit on demand. The Issuer shall notify Applicant promptly of the presentment for payment of any Credit (on the date of presentment, if possible, and otherwise on the next business day, it being agreed that such notice may be made by phone), together with notice of the date (the "Disbursement Date") such payment shall be made. On the Disbursement Date, Applicant shall, prior to or contemporaneous with payment on any Credit, reimburse Issuer all amounts which will be or have been disbursed under such Credit. In the event a payment under the Credit is made by Issuer without contemporaneous receipt of payment from Applicant, such payment shall constitute a loan by Issuer to Applicant and such loan shall accrue interest at the LIBOR Rate and shall be payable on demand. In addition to the foregoing, Issuer shall have such further rights, and Applicant shall have such further obligations, as set forth in the Credit Agreement.

     If payments or drafts under a Credit are payable by Issuer in other than United States currency, Applicant shall reimburse Issuer, in accordance with this Agreement, in United States currency (at its then selling rate for cable transfer to the place of payment in the currency in which the payment is made or such draft is drawn) the equivalent of the amount disbursed under the Credit. If, for any cause whatsoever at the time in question, there is no rate of exchange current in New Orleans for cable transfers of the sort above provided for, Applicant shall pay to Issuer, in accordance with this Agreement, an amount in United States currency equivalent to the actual cost to Issuer of settlement of its obligation to the payor of the draft or any holder thereof, as the case may be. Applicant shall comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign exchange relating to payments or drafts under or purporting to be under a Credit and to pay to Issuer, in accordance with this Agreement, in United States currency such amounts as Issuer may be required to expend on account of such regulations.

     Issuer or any of Issuer's correspondents may receive, pay, accept, or honor as complying with the terms of the Credit, any drafts or other documents otherwise in order signed by or issued to any person who is, or is in good faith, without independent investigation or inquiry believed by Issuer to be, an administrator, executor, trustee in bankruptcy, debtor in possession, conservator, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor by operation of law of the party authorized under such Credit to draw or issue such instruments or other documents. Issuer or any of Issuer's correspondents may accept or pay any draft dated on or before the expiration of any time limit expressed in the Credit, regardless of when drawn and when or whether negotiated, provided the other required documents are dated prior to the expiration of the Credit.

     3. Promise to Examine Documents. Applicant shall examine immediately upon receipt (a) any copies of the Credit and any amendments thereto that Issuer sends to the Applicant and (b) all instruments and documents that Issuer may deliver to the Applicant from time to time and agrees to notify Issuer within twenty-four (24) hours of the receipt of any such Credits, amendments, instruments or documents of any irregularity or claim of non-compliance with the Applicant's instructions. The Applicant hereby waives any irregularity or claim of non-compliance unless Issuer is notified of the irregularity or claim within twenty-four (24) hours after receipt of the Credit, amendment, instrument or document.

     4. Promise to Pay Attorneys Fees, Costs, Expenses and Commissions. Applicant shall pay (i) the reasonable fees of any attorney-at-law who may be employed to protect any of Issuer's rights or interests hereunder or to compromise or take other action with regard hereto, (ii) on demand all charges and expenses incurred or paid by Issuer in connection with the Credit, together with interest at the LIBOR Rate, and (iii) all fees provided in Section 4 of the Credit Agreement.

     5. Extension of Time for Payment. If the time for payment of any obligation, indebtedness or liability of the Applicant to Issuer shall be extended by any law relating to obligations payable on Sundays or holidays, such extended time shall be included in the computation of interest or discount.

     6. Modifications of Credit. In the event, at the written request of the Applicant, (i) of any extension of the maturity or the time for payment or presentation of any draft or document or (ii) of any other modification of the terms of any Credit or (iii) of any increase in the amount of any Credit, this Agreement shall be binding upon the Applicant with regard (a) to the Credit, as so increased or otherwise modified, (b) to payments, drafts, documents and property covered thereby, and (c) to any action taken by Issuer or any of Issuer's correspondents in accordance with such extension, increase or other modification.

     7. Effect of Waivers. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Issuer shall impair Issuer's rights or powers hereunder. Issuer shall not be deemed to have waived any of its rights hereunder, unless Issuer or its authorized agent shall have signed such waiver in writing.

     8. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue of any Credit by the International Chamber of Commerce (the "UCP") shall in all respects be deemed a part hereof as fully as if incorporated herein and shall apply to each Credit. Unless expressly provided otherwise in any Credit, in the event any provision of the UCP is or is construed to vary from or be in conflict with the laws of the United States of America, any State thereof, as from time to time amended and in force, the UCP shall prevail.

     9. Presentation without Drafts. If, at the request of the Applicant, the Credit provides that it will be available by presentation to Issuer or to any of Issuer's correspondents of the documents described in the Credit, unaccompanied by drafts, all reference herein to drafts, documents relative to drafts and the presentation or payment of drafts shall refer to documents presented for payment without drafts, the presentation thereof and the payment upon such presentation, and the obligations of the Applicant and Issuer's rights, privileges and remedies hereunder shall be the same as though payments had been made upon presentation of drafts drawn under the Credit accompanied by the documents.

     10. Automatic Renewal. If any Credit provides for automatic renewal without amendment, Applicant agrees that it will notify Issuer in writing at least sixty
(60) days prior to the last day specified in such Credit by which Issuer must give notice of nonrenewal as to whether or not it wishes such Credit to be renewed. Any decision to renew or not renew such Credit shall be in Issuer's sole discretion. Applicant hereby acknowledges that in the event Issuer notifies the beneficiary of such Credit that it has elected not to renew such Credit, such Credit may be drawn on if permitted by the terms of such Credit and further acknowledges and agrees that Applicant shall have no claim or cause of action against Issuer or defense against payment under the Agreement for Issuer's renewal or non-renewal of such Credit in the exercise of Issuer's discretion as set forth above.

     11. Joint and Several Liability. The Applicant, if more than one, shall be liable hereunder jointly, severally, and solidarily, and the Applicant waives all pleas of division and discussion and agrees that the payment of any amount due hereunder at any time may be extended from time to time, one or more times, without notice.

     12. Liability for Taxes. With regard to the Credit, the Applicant assumes all risk, liability and responsibility for (a) all present and future taxes, levies or embargoes of any governmental authority of any country, state, city or other political subdivision, wherein any payment is to be made or any draft may be drawn, negotiated or paid, and (b) any law, custom or regulation which may be effective in any such place. The laws of any such country, state, city or other political subdivision, for the purpose of the Credit, shall be deemed to include all acts, decrees and regulations promulgated or enforced by a governmental authority asserting governmental powers, whether or not such governmental authority is recognized as a de facto or as a de jure government.

     13. Assumption of Risk and Limitation of Liability. Any person acting on behalf of Applicant with respect to the Credit shall be deemed to be the agent of the Applicant, and the Applicant assumes all risks of any acts or omissions of any such user. Should the beneficiary under the Credit, upon receipt of advice by cable or otherwise of the issuance of the Credit, negotiate any drafts by virtue of such advice prior to actual receipt of the Credit, such negotiation shall be considered a proper one and shall be included under the terms and subject to all conditions hereof, and in addition thereto, the Applicant assumes all the risk of the misuse of the Credit. Except to the extent of its own gross negligence or wilful misconduct, Issuer, Issuer's correspondents and affiliates shall not be liable or responsible in any respect for, nor shall the obligation of the Applicant to place Issuer in funds be affected or impaired by, (a) the validity, sufficiency or genuineness of any document, draft, signature, or endorsement thereon, even if such document, draft, signature, or endorsement should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, (b) any breach of contract between any shipper or vendor and the Applicant, (c) failure of any draft to bear any reference or adequate reference to the Credit, (d) failure of any document to accompany any draft at negotiation, (e) failure of any person to note the amount of any draft on the reverse of the Credit, to surrender or take up the Credit or to send forward any document apart from any draft, as required by the terms of the Credit, (f) any error, omission, interruption, loss or delay in transmission, dispatch or delivery of any one or more messages, advises or other documents in connection with the Credit whether transmitted by mail, cable, telegraph, wireless, teletransmission or otherwise, and despite any cipher or code which may be employed, (g) any error, neglect or default of any of Issuer's correspondents, (h) any action, inaction or omission, which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary(ies) or otherwise in connection with the Credit, or (i) any deviation from instructions, breach, failure, delay, default, fraud, error or omission by any person or entity in connection with any transaction in which the Credit may be used, or any non-documentary requirements, in the event the Credit is considered to impose on you any non-documentary requirements. None of the above shall affect, impair or prevent the vesting of any of Issuer's rights or powers hereunder. If Applicant includes any language describing events or conditions in any Application that would not be possible for Issuer to verify from the documents required to be presented under the Credit relating to such Application, Applicant acknowledges and agrees that Issuer has no obligation to verify compliance with such requirements. Any condition in the Credit or any related draft or document shall be binding on the Applicant and shall not impose on Issuer or any of Issuer's correspondents any liability. The Applicant agrees to protect, defend, hold harmless and indemnify Issuer and any of Issuer's correspondents or affiliates and their respective officers, directors, and agents, from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Credit, other than as a result of
(y) the gross negligence or wilful misconduct of the Issuer or (z) the Issuer's failure to pay under any Credit after the presentation to it of a request complying with the terms and conditions of the Credit, or (ii) the failure of the Issuer to honor a draft under any Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority of any country, state, city or other political subdivision.

     14. Representations and Warranties of Applicant. The Applicant represents, warrants and covenants to Issuer that (a) it is duly organized, validly existing and in good standing; (b) it has the power to execute, and deliver and perform this Agreement; (c) the execution, delivery and performance of this Agreement has been duly authorized by all requisite action; and (d) the execution, delivery and performance of this Agreement will not violate any provision of law, or of any court or other agency of government, the articles of incorporation of the Applicant, or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Property of the Applicant (other than in Issuer's favor) or the acceleration of any of the Obligations.

     15. Binding on Successors and Assigns. The obligations hereunder shall continue in force and be applicable to all transactions hereunder, notwithstanding any change in the composition of any firm, corporation, partnership, or other entity, any association, the parties hereto or the user of the Credit, whether such change shall arise from the addition of one or more new partners from the death, withdrawal, termination or expulsion of one or more partners. No such changes shall prejudice Issuer's rights under law against such entity or any heir, successor, or assignee of any entity or any shareholder, partner or member thereof.

     16. Miscellaneous. (a) Except as may otherwise be expressly provided herein, any demand or notice to be made or given in connection with this Agreement shall be sufficiently made upon, or given to, the Applicant, if left at, or mailed to, the last address of the Applicant known to Issuer, or if made or given in any other manner reasonably calculated to come to the attention of the Applicant, whether or not in fact received by the Applicant.

          (b) If, at the Applicant's special request, Issuer has issued the Credit in transferable form, it is understood and agreed that Issuer shall have no duty to determine the proper identity of anyone appearing in the draft or documents as transferee, that Issuer shall not be charged with responsibility or liability of any nature or character for the validity or correctness of any transfer or successive transfers, and that Issuer's payment to any purported transferee or transferees as determined by Issuer is hereby authorized and approved. Further, the Applicant agrees to hold Issuer harmless and to indemnify Issuer against any liability or claim in connection with, or arising out of, the foregoing.

          (c) All rights, duties and obligations arising hereunder shall be determined according to the laws of the State of Louisiana, U.S.A., and the Applicant understands all the terms and conditions hereof, and agrees that no modifications hereof shall be binding unless executed in writing and signed by Issuer and the Applicant. Any conflict between this Agreement and the Credit Agreement shall be resolved in favor of the Credit Agreement.

          (d) In the event of an implementation of, or a subsequent increase in, a reserve requirement on the Credit, the Applicant shall, at Issuer's request, reimburse Issuer on demand for lost earnings on such required reserves. For this purpose such lost earnings shall be deemed to accrue at the LIBOR Rate.

          (e) If any provision or provisions of this Agreement are found to be void and unenforceable, the remaining provisions and any instruments or agreements delivered pursuant hereto shall, nevertheless, be binding, and this Agreement and such instruments or agreements shall be enforceable as if the void or unenforceable provision hereof had not been included herein.

     17. Jurisdiction and Waiver. The Applicant hereby irrevocably submits to the nonexclusive jurisdiction of any court of the State of Louisiana or any court of the United States of America sitting in the Eastern District of Louisiana, as the Agent may elect, in any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents. The Applicant irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in any such courts. The Applicant irrevocably waives, to the fullest extent permitted by law, any objection which the Applicant may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and the Applicant further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Applicant authorizes the service of process upon the Applicant by registered mail sent to the Applicant as the last address of the Applicant known to Issuer. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Applicant in any other jurisdiction. THE APPLICANT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) IN ANY COURT ARISING ON, OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Date:

TORCH OFFSHORE, INC.


--------------------------------------      ------------------------------------
Print or Type Applicant's Name           Print or Type Co-Applicant's Name


By:                                                     By:
   -----------------------------------
 -------------------------------------

Its:                                        Its:
    ----------------------------------          --------------------------------

                                    EXHIBIT D

                            LETTER OF CREDIT REQUEST

                                              , 20
                            ------------------    ---

Gentlemen:

     Reference is hereby made to that certain Credit Agreement effective as of
February    , 2003 by and among the undersigned, the Lenders listed therein and
         ---
you as Agent for the Lenders (as from time to time amended, restated, modified or supplemented, the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     Pursuant to Section 4.1 of the Credit Agreement, the undersigned hereby requests that you issue an irrevocable standby Letter of Credit in the amount of
$                for the account of Torch Offshore, Inc. and
 ---------------                                             -------------------
           and for the benefit of                                      upon the
----------                       -------------------------------------
terms and conditions set forth in


the attached Letter of Credit Application. The obligation to be supported by the Letter of Credit is described as follows:

     The undersigned hereby represents and warrants to you that, except for subsequent changes consented to in writing by the Required Lenders after the effective date of the Credit Agreement, or as permitted pursuant to the Credit Agreement or the other Transaction Documents, as of the date hereof all of the representations and warranties of the undersigned contained in Section 7 of the Credit Agreement are true and correct in all material respects as if made on and as of the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date)) and no Default or Event of Default has occurred and is continuing and that no such Default or Event of Default will result from the issuance of the Letter of Credit requested hereby.

                                              TORCH OFFSHORE, INC.


                                              By:
                                                  ------------------------------

                                              Its:
                                                   -----------------------------

                                    EXHIBIT E

                                            , 20
                            ----------------    ----

Gentlemen:

     Reference is hereby made to that certain Credit Agreement effective as of
February    , 2003, by and among the undersigned, the Lenders listed therein and
         ---
you as Agent for the Lenders (as from time to time amended, restated, modified or supplemented, the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     The undersigned hereby certifies to the Agent and each of the Lenders that as of the date hereof that:

     (a) all of the representations and warranties set forth in Section 7 of the Credit Agreement, except for subsequent changes consented to in writing by the Required Lenders after the effective date of the Credit Agreement, or as permitted pursuant to the Credit Agreement or the other Transaction Documents, are true and correct in all material respects as if made on and as of the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representation and warranties were true and correct on and as of such earlier date));

     (b) no violation or breach of any of the affirmative covenants set forth in Sections 8.1 of the Credit Agreement has occurred and is continuing;

     (c) no violation or breach of any of the negative covenants set forth in Sections 8.2 of the Credit Agreement has occurred and is continuing;

     (d) no Default or Event of Default under or within the meaning of the Credit Agreement has occurred and is continuing;

     (e) the financial statements of Borrower and its consolidated Subsidiaries delivered to you with this letter are true, correct and complete, present fairly the financial information of the Borrower and have been prepared in accordance with GAAP; and

     (f) the financial covenant information set forth in Schedule 1 to this letter is true and correct for Borrower and its consolidated Subsidiaries.

                                              TORCH OFFSHORE, INC.


                                              By:
                                                 -------------------------------

                                              Title:
                                                     ---------------------------

                                    EXHIBIT F

                              CONTINUING GUARANTEE

     This Continuing Guarantee, dated                , 20   , is made by
                                      ---------------    ---
                      , a                      (the "Guarantor"), in favor of
----------------------    --------------------
REGIONS BANK, as Agent for the benefit of the Agent and the Lenders (as such
terms are defined in the Credit Agreement, dated February    , 2003, (as the
                                                          ---
same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") by and among Torch Offshore, Inc. (the "Company"), Regions Bank, in its capacity as Agent for the Lenders, and the Lenders). The Lenders and the Agent shall hereinafter be collectively referred to as the "Secured Parties."

     WHEREAS, the Guarantor is a subsidiary of the Company; and

     WHEREAS, the Guarantor acknowledges that it has and will receive substantial direct and indirect benefit from the execution and delivery of the Credit Agreement by the Company and the extension of credit provided for therein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the Guarantor hereby agrees with the Secured Parties, as follows:

     1. Definitions. Capitalized terms used in this Continuing Guarantee and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     2. Guarantee. Guarantor hereby unconditionally, irrevocably, jointly, severally and solidarily guarantees the due and punctual payment to the Agent for the benefit of the Secured Parties when stated to be due of any and all of the Obligations. The Guarantor also agrees to pay any and all expenses (including, without limitation, all reasonable attorneys' fees and costs) which may be paid or incurred by any one or more of the Secured Parties in administering, amending or enforcing any of its respective rights in connection with, or collecting against Guarantor under, this Continuing Guarantee.

     3. Guarantee Absolute. Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Notes and the Credit Agreement regardless of any laws in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any of the Transaction Documents or any other agreement relating to the advance of monies or other extensions of credit by the Secured Parties to the Company;

     (b) any change in the time, manner, or place of payment or in any other term of, or any other amendment or waiver of, or any consent to departure from, any of the Transaction Documents or any of the Obligations;

     (c) any change in the name, capital stock, Articles of Organization, Certificate of Formation, operating agreement, Certificate of Incorporation or by-laws, as the case may be, of the Guarantor or the Company;

     (d) the insolvency of, or the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting the Company or the Guarantor or any of its or their respective assets; or

     (e) any other circumstance or claim which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or of the Guarantor in respect of this Continuing Guarantee.

     No payment made by the Guarantor, any other guarantor or any other Person, or received or collected by any of the Secured Parties, from the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or set-off or application at any time in reduction of or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of Guarantor under this Continuing Guarantee. Notwithstanding any such payments received or collected by any of the Secured Parties in connection with the Obligations, Guarantor shall remain liable for the Obligations until all Obligations are paid in full. This Continuing Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Secured Parties upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     None of the Secured Parties shall be required to see or inquire into the powers of the Company or any of its partners, directors, officers, managers or other agents, acting or purporting to act on behalf of the Company; and monies or credit in fact obtained from the Secured Parties in professed exercise of such power, shall be deemed to form part of the Obligations hereby guaranteed, notwithstanding that such borrowing shall be in excess of the powers of the Company or of its respective partners, directors, officers, managers or other agents aforesaid, or be in any way irregular, defective or informal.

     4. Dealing with the Company and Others.

     (a) The obligations and liabilities of Guarantor hereunder shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Secured Parties in connection with any monies or credit advanced by the Secured Parties to the Company or any security therefor, including, without limitation, any loss of, or in respect of, any security received by Secured Parties from the Company, the Guarantor or others. It is agreed that the Secured Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part Guarantor's obligations and liabilities hereunder, may, without limiting the generality of the foregoing:

          (i) grant time, renewals, extensions, indulgences, releases and discharges to the Company;

          (ii) take or abstain from taking security or collateral for the Obligations or from perfecting security or collateral for the Obligations;

          (iii) release, discharge, compromise or otherwise deal with (with or without consideration) any and all collateral, mortgages, indemnities, guaranties or other security given by the Guarantor, the Company or any other Person with respect to the Obligations;

          (iv) accept compromises from the Company;

          (v) apply all monies at any time received from the Company or from any guaranties, indemnities or any collateral upon such part of the Obligations as the Agent may see fit or change any such application in whole or in part from time to time as the Agent may see fit; or

          (vi) otherwise deal with the Company and all other Persons and any collateral as the Agent may see fit.

     (b) None of the Secured Parties shall be bound or obliged to exhaust recourse against the Company or other Persons or any security, guarantee, indemnity, mortgage or collateral it may hold or take any other action (other than make demand pursuant to Section 7 of this Continuing Guarantee) before being entitled to payment from the Guarantor hereunder; and

     (c) any amount settled by or between the Secured Parties and the Company shall be accepted by the Guarantor as conclusive evidence that the balance or amount thereby appearing due to the Secured Parties is so due.

     5. Right of Set-Off. Upon the occurrence and during the continuation of any Event of Default, Guarantor hereby irrevocably authorizes each of the Secured Parties, at any time and without notice to Guarantor (any such notice being expressly waived by Guarantor) to compensate, set-off and apply any deposits of any kind, in any currency, and any other credits, in such amounts as the Agent may in its sole discretion elect, against the obligations and liabilities of Guarantor to the Secured Parties under this Continuing Guarantee then due, regardless of whether the Agent has made any demand for payment.

     6. Subrogation. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE UNITED STATES BANKRUPTCY CODE, UNDER LOUISIANA LAW, COMMON LAW OR OTHERWISE) TO THE CLAIMS OF THE SECURED PARTIES AGAINST THE COMPANY AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE UNITED STATES BANKRUPTCY CODE) AGAINST THE COMPANY WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS CONTINUING GUARANTEE.

     7. Demand for Payment. Guarantor shall make payment to the Secured Parties of the then amount of the liability of Guarantor hereunder forthwith after each demand therefor is made by the Agent to Guarantor in writing. All payments by the Guarantor hereunder shall be made without any set-off, deduction or withholding. In the event the Guarantor is obligated by law to withhold taxes or other amounts for or on account of levies, imposts, duties, deductions, withholdings or other charges of whatsoever nature, imposed, levied, collected, withheld or assessed by any governmental authority from payments by the Guarantor made hereunder, the obligations of the Guarantor under this Continuing Guarantee shall be, and be deemed to be, increased by the amount necessary so that the amounts actually received by the Agent for the benefit of the Secured Parties shall be the amounts they would have received had no such withholding been imposed or withheld. The Guarantor will promptly provide the Agent official tax receipts or other evidence of payment of such withholding tax. In the event the Guarantor shall not pay any amount due under this Continuing Guarantee upon demand, such unpaid amount shall bear interest from the date so demanded until paid in full at the default rate of interest specified in the Credit Agreement.

     8. Representations and Warranties. Guarantor hereby represents and warrants to each of the Secured Parties that:

     (a) Guarantor (i) is duly organized, validly existing and, if it is a corporation, in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation, limited liability company or partnership and, if it is a corporation, is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification;

     (b) Guarantor has the power and authority to make, deliver and perform this Continuing Guarantee and the other Transaction Documents executed by the Guarantor and has taken all necessary action to authorize the execution, delivery and performance of this Continuing Guarantee and the other Transaction Documents executed by the Guarantor. No further vote or consent of its shareholders, members, managers or partners is necessary to authorize the execution, delivery and performance of this Continuing Guarantee and the other Transaction Documents executed by the Guarantor. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Continuing Guarantee and the other Transaction Documents executed by the Guarantor. This Continuing Guarantee and the other Transaction Documents executed by the Guarantor have been duly executed and delivered on behalf of Guarantor. This Continuing Guarantee and the other Transaction Documents executed by the Guarantor constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

     (c) the execution, delivery and performance of this Continuing Guarantee and the other Transaction Documents executed by the Guarantor will not violate any law, rule or regulation or any indenture, contract, agreement, lease or other instrument to which Guarantor is a party and will not result in, or require, the creation or imposition of any Lien on any of its properties or assets;

     (d) all of the representations, warranties and covenants made by the Company in the Credit Agreement which pertain or are applicable to Guarantor are true, correct and complete;

     (e) all of the representations, warranties and covenants made by the Guarantor in the Transaction Documents executed by the Guarantor are true, correct and complete; and

     (f) as defined under applicable law, Guarantor is not insolvent and will not be made insolvent by entering into this Continuing Guarantee.

     9. Covenants of the Guarantor. So long as any of the Transaction Documents are in full force and effect or any of the Obligations remain unpaid and except as otherwise permitted by the prior written consent of the Secured Parties, the Guarantor hereby covenants that:

     (a) the Guarantor shall forthwith notify the Agent of the occurrence of any Default or Event of Default of which it has knowledge; and

     (b) any loan, guarantee and/or advance made by Guarantor to the Company shall be subordinate in rank, payment, preference and priority to the Obligations and Guarantor agrees to execute any documents and agreements which the Secured Parties deem necessary to further evidence this subordination.

     10. Waiver of Guarantor. Guarantor hereby waives acceptance and notice of acceptance of this Continuing Guarantee. Guarantor hereby also waives presentment or notice or protest with respect to the Obligations, and demand for payment and notice of default or nonpayment or any other notice of any kind to or upon the Guarantor with respect to the Obligations except for demand pursuant to Section 7 hereof. No amendment or waiver of any provision of the Continuing Guarantee nor consent to any departure by the Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Agent on behalf of the Secured Parties.

     11. Additional Guarantees. This Continuing Guarantee is in addition and without prejudice to any guaranties, indemnities or security of any kind (including, without limitation, indemnities and guaranties whether or not in the same form as this instrument) now or hereafter held by the Agent for the benefit of the Secured Parties. The Agent shall not be obligated to proceed under any other indemnity, guarantee or security relating to any or all of the Obligations before being entitled to payment under this Continuing Guarantee.

     12. Severability. Any provision of this Continuing Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. GOVERNING LAW AND JURISDICTION. THIS CONTINUING GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA.

     14. Notices. All notices, demands, and other communications provided for hereunder shall be in writing and shall be provided in the manner specified in the Credit Agreement addressed to Guarantor at the address set forth under the signature of Guarantor herein or such other address as Guarantor may specify in writing to the Agent.

     15. No Waiver Remedies. No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     16. Benefit and Binding Nature. This Continuing Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the irrevocable and final payment in full of the Obligations and all other amounts payable hereunder, (b) be binding upon Guarantor, its successors and assigns, and (c) enure to the benefit of the Agent and the other Secured Parties and their respective successors and assigns and be enforceable by the Agent and its respective successors and assigns. Any time or times, the Agent and/or the other Secured Parties may appoint one or more other Persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Lenders with such power and authority as may be necessary for the effectual operation of the provisions of this Continuing Guarantee.

     17. Jurisdiction. The Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any court of the State of Louisiana or any court of the United States of America sitting in the Eastern District of Louisiana, as the Agent may elect, in any suit, action or proceeding arising out of or relating to this Continuing Guarantee or any of the other Transaction Documents. Guarantor irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in any such courts. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and Guarantor further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Guarantor authorizes the service of process upon Guarantor by registered mail sent to Guarantor at the address set forth under the signature of Guarantor herein or such other address as Guarantor may specify in writing to Agent and in the manner specified in Section 14 hereof. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction. THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) IN ANY COURT ARISING ON, OUT OF, OR IN ANY WAY RELATING TO THIS CONTINUING GUARANTEE OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, Guarantor has caused this Continuing Guarantee to be executed by its duly authorized officer as the day and year first written above.

                                              ----------------------------------


                                              By:
                                                  ------------------------------

                                              Its:
                                                   -----------------------------

                                              Address:

                                    EXHIBIT G

                               SECURITY AGREEMENT

     This Security Agreement (the "Security Agreement") is made this     day of
                                                                     ---
February, 2003, by TORCH EXPRESS, L.L.C. (hereinafter referred to as "Grantor") in favor of Regions Bank, as Agent for the benefit of the Agent and the Lenders
(as such terms are defined in the Credit Agreement, dated February     , 2003,
                                                                   ----
(as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") by and among Torch Offshore, Inc. ("Borrower"), Regions Bank, in its capacity as Agent for the Lenders, and the Lenders). The Agent and the Lenders shall hereinafter be collectively referred to as the "Secured Parties." Additional information relating to Grantor is set forth on
Schedule 1 to this Security Agreement.

     Capitalized terms used in this Security Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     Grantor acknowledges that (i) Grantor is a subsidiary of Borrower and (ii) Grantor has and will receive substantial direct and indirect benefit from the execution and delivery of the Credit Agreement by the Borrower and the extension of credit provided for therein.

     To secure the prompt and complete payment to the Agent, for the benefit of the Secured Parties, when stated to be due of any and all present and future indebtedness (including, without limitation, principal, interest, fees, collection costs and expenses, attorneys' fees and other amounts), liabilities and obligations (including, without limitation, reimbursement obligations with respect to Letters of Credit issued by Regions under the Credit Agreement) of Borrower and each Subsidiary, and of any one or more of them, to any one or more of the Secured Parties evidenced by or arising under or in connection with the Credit Agreement, the Notes, the Letter of Credit Application(s), and/or any of the other Transaction Documents, whether direct or contingent, due or to become due or now existing or hereafter arising (all such amounts and obligations being hereinafter collectively referred to as "Obligations"), Grantor pledges and pawns to the Agent, for the benefit of the Secured Parties, and grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set-off and compensation against, (a) all property of Grantor or in which Grantor has an interest that is now or hereafter on deposit with, in the possession of, under the control of or held by any Lender or any other financial institution, including, without limitation, all cash, deposit accounts, funds on deposit, stocks, bonds, treasury obligations, and other securities, investment property, financial assets, securities accounts, notes, documents, instruments, certificates of deposit, items, chattel paper, and other property (except IRA, pension, and other tax-deferred retirement accounts) and
(b) all of Grantor's right, title and interest in, to and under the following described property, now or hereafter owned by Grantor and wherever located:

     (i) (a) that certain Conversion Contract, dated December 3, 2002, between Davie Maritime, Inc., as Builder, and Grantor, (b) that certain Supply Contract, dated December 3, 2002, between Davie Maritime, Inc. and The Groupe Thibault Van Houtee & Ass. Ltd., as Trustee, (c) that certain Agreement, dated December 3,

          2002, between The Groupe Thibault Van Houtee & Ass. Ltd., as Trustee, and Grantor, (d) that certain Acknowlegement and Agreement, dated December 3, 2002, made by 6030963 Canada Inc. in favor of Grantor, (e)
          that certain Agreement, dated February     , 2003, between Her Majesty
                                                 ----
          the Queen In Right of Canada, Grantor and Lenders, and (f) that
          certain Performance Bond, dated February    , 2003, issued by
                                                   ---
          Investissement Quebec in favor of Grantor, together with any amendments, modifications or supplements to any of the foregoing;

     (ii) the vessel MIDNIGHT EXPRESS, registered under the laws of the Republic of Vanuatu, bearing Official No. 8116049, together with all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, fuel, supplies, spare parts and all other attachments, appurtenances, accessories, additions, fixtures, equipment, appliances, improvements and replacements now or hereafter belonging thereto, affixed thereto, or used in connection therewith, whether because of repairs or otherwise, and whether or not removed therefrom (collectively, the "Vessel"); and

     (iii) all construction contracts, architect contracts, supply contracts, insurance, plans and specifications, payment and performance bonds, engineering reports, licenses, permits, approvals and all other general intangibles in any way relating to the Vessel;

together with all property added to or substituted for any of the foregoing, and all interest, dividends, income, fruits, returns, accessions, profits, corporate distributions (including, without limitation, stock splits and stock dividends), products and proceeds of and from any of the foregoing (collectively, "Collateral"). The terms "account," "account debtor," "instruments," "documents," "equipment," "general intangibles," "chattel paper," "investment property," "deposit accounts," "securities accounts," "financial assets" and "proceeds" shall have the meanings provided in the Louisiana Commercial Laws.

     Grantor authorizes the Agent at any time and without further consent from Grantor to file a carbon, photographic, facsimile, or other reproduction of this Security Agreement or Grantor's financing statement as a financing statement. All Collateral shall remain subject to this Security Agreement until all of the Obligations have been paid and any financing statements filed in connection with this Security Agreement have been terminated. The Agent may renew certificates of deposit or other renewable items included in the Collateral. Grantor shall execute any endorsements, assignments, stock powers and financing statements with respect to the Collateral, in form and substance satisfactory to the Agent, that the Agent may request. Grantor represents and warrants that (a) the Agent, for the benefit of the Secured Parties, shall at all times have a perfected security interest in the Collateral free and clear of all Liens other than Permitted Liens, and (b) the description and identification of the Collateral, Grantor's name, and Grantor's taxpayer identification number and place of business or chief executive office are correctly stated herein. Grantor shall prevent the accrual of prescription or statute of limitations with respect to the Collateral no later than sixty (60) days prior to the date on which enforcement would be barred, and shall execute any additional documents reasonably required to perfect the security interest of the Agent, for the benefit of the Secured Parties, in the Collateral. Grantor authorizes the Agent, in the Agent's sole discretion, (a) to receive and recover any money or other property at any time due with respect to the Collateral and in connection therewith, endorse notes, checks, drafts or other evidence of payments, (b) to notify the obligor on any Collateral to make payments directly to the Agent, and (c) to settle, adjust and compromise all present and future claims arising with respect to the Collateral. The Agent is not obligated to take any of the foregoing actions or to preserve Grantor's rights with respect to the Collateral including, without limitation, rights against prior parties and shall not be liable in any manner with respect to the Collateral. Any responsibility of the Secured Parties with respect to the Collateral, whether arising contractually or as a matter of law, is hereby expressly waived.

     Grantor shall at all times permit the Agent, its officers and agents, access to the Collateral and to all books, records and data relating to the Collateral, for inspection and for verification of the existence, condition and value of the Collateral. Grantor shall furnish all assistance and information that the Agent may require to conduct such inspections and verifications. Grantor will furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

     All corporeal Collateral shall be insured by solvent insurance companies for full replacement value under policies acceptable to the Agent, designating the Agent, for the benefit of the Secured Parties, as lender loss payee. Grantor shall not, without the prior written consent of the Agent (a) change Grantor's name, legal form or taxpayer identification number, (b) move the location of its place of business or chief executive office, or (c) move the Collateral from Canada or the United States of America.

     Upon the occurrence of an Event of Default, at the option of the Agent, the Agent, for the benefit of the Secured Parties, (a) may sell, assign, transfer and effectively deliver all or any part of the Collateral at public or private sale, without recourse to judicial proceedings and without demand, appraisement or advertisement, all of which are hereby expressly waived by Grantor to the fullest extent permitted by law, and (b) may cause all or any part of the Collateral to be seized and sold, under executory process, under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Obligations, or under other legal procedure. For purposes of executory process, Grantor acknowledges the indebtedness owed under the Obligations, confesses judgment in favor of the Secured Parties for the full amount of the Obligations, and agrees to enforcement by executory process. Grantor waives (a) the benefit of appraisal provided in Art. 2723 of the Louisiana Code of Civil Procedure and
(b) the demand and three (3) days delay provided by Articles 2639 and 2721, Louisiana Code of Civil Procedure. The Agent may, at its option, enforce any mortgage note pledged hereby and cause the mortgaged property to be seized and sold by executory or other process in accordance with law and the terms of the mortgage. Grantor grants to the Agent an irrevocable mandate and power of attorney (coupled with an interest) to exercise, after an Event of Default, at the Agent's sole discretionary option and without any obligation to do so, all rights that Grantor has with respect to the Collateral, including, without limitation, the right to exercise all rights of inspection, deriving from Grantor's ownership of the Collateral. If the funds received by Secured Parties from the sale or enforcement of the Collateral are insufficient to satisfy all of the Obligations in full, all parties obligated thereon shall remain fully obligated for any deficiency. The rights and remedies of the Agent hereunder are cumulative, may be exercised singly or concurrently, and are in addition to any rights and remedies of the Secured Parties under applicable law.

     Grantor hereby designates the Agent or any employee, agent, or other person named by the Agent at the time any seizure of the Collateral is effected by the Agent, for the benefit of the Secured Parties, to serve as a keeper or receiver of the Collateral pending the judicial sale thereof. The fees of the keeper or receiver shall be determined by the Court before which the proceedings are pending, and the payment of such fees shall be secured by this Security Agreement.

     Without releasing or affecting any of their rights, the Secured Parties may, one or more times, in their sole discretion, without notice to or the consent of Grantor or Borrower, take any one or more of the following actions:
(a) release, renew or modify the obligations of Grantor, Borrower or any other party; (b) release, exchange, modify, or surrender in whole or in part the Secured Parties' rights with respect to any collateral for the Obligations; (c) modify or alter the term, interest rate or due date of any payment of any of the Obligations; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of their agreements with Grantor or Borrower; (e) change their manner of doing business with Grantor, Borrower or any other party; or (f) impute payments or proceeds of any collateral furnished for any of the Obligations, in whole or in part, to any of the Obligations, or retain the payments or proceeds as collateral for the Obligations without applying same toward payment of the Obligations, and Grantor hereby expressly waives any defenses arising from any such actions. This Security Agreement shall be binding upon the successors and assigns of Grantor and shall enure to the benefit of the Secured Parties and their respective successors and assigns and be enforceable by the Agent and its respective successors and assigns. At any time or times, the Agent and/or the other Secured Parties may appoint one or more other Persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Lenders with such power and authority as may be necessary for the effectual operation of the provisions of this Security Agreement. This Security Agreement shall be governed by the internal laws of the State of Louisiana, provided that where Collateral is located in a jurisdiction other than Louisiana, remedies available to the Secured Parties hereunder and remedies available to the Secured Parties under the laws of such jurisdiction shall be available to the Secured Parties without regard to any restriction of Louisiana law. If any provision of this Security Agreement shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Security Agreement shall remain in full force and effect.

     Grantor hereby irrevocably submits to the nonexclusive jurisdiction of any court of the State of Louisiana or any court of the United States of America sitting in the Eastern District of Louisiana, as the Agent may elect, in any suit, action or proceeding arising out of or relating to this Security Agreement or any of the other Transaction Documents. Grantor irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in any such courts. Grantor irrevocably waives, to the fullest extent permitted by law, any objection which Grantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and Grantor further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Grantor authorizes the service of process upon Grantor by registered mail sent to Grantor at the address set forth herein or such other address as Grantor may specify in writing to Agent. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Grantor in any other jurisdiction. GRANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) IN ANY COURT ARISING ON, OUT OF, OR IN ANY WAY RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     The Agent on behalf of the Secured Parties hereby accepts this Security Agreement.

REGIONS BANK, AS AGENT                        TORCH EXPRESS, L.L.C.


By:                                           By:
     ---------------------------------             -----------------------------
     Jorge E. Goris                                Robert E. Fulton
Its: Senior Vice President                    Its: Manager

                                   SCHEDULE 1

Grantor's legal status: limited liability company

State or jurisdiction of Grantor's organization: Louisiana

Grantor's organizational number issued by the Louisiana Secretary of State is:
35245774K

Grantor's tax payer identification number:
                                           --------------------------

Grantor's mailing address: 401 Whitney Avenue, Suite 400, Gretna, LA 70056-2596

Grantor's chief executive office: 401 Whitney Avenue, Suite 400, Gretna, LA 70056-2596

Location of Grantor's books and records: 401 Whitney Avenue, Suite 400, Gretna, LA 70056

Other names and legal forms used by Grantor to conduct business within last ten years: none

                                    EXHIBIT H

                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT (the "Agreement") is dated February     , 2003 and is
                                                               ----
made by TORCH OFFSHORE, INC. ("Pledgor" or "Borrower") in favor of REGIONS BANK, as Agent for the benefit of the Agent and the Lenders (as such terms are defined in the Credit Agreement, dated February , 2003, (as the same may be amended,
                                        ----
restated, modified or supplemented from time to time, the "Credit Agreement") by and among Borrower, Regions Bank, in its capacity as Agent for the Lenders, and the Lenders). The Agent and the Lenders shall hereinafter be collectively referred to as the "Secured Parties."

W I T N E S S E T H :

     WHEREAS, the Pledgor is the legal and beneficial owner of the membership interests described on Schedule I in the companies listed therein (hereinafter sometimes collectively referred to as the "Companies" or individually as a, the, each or any "Company") (such membership interests, together with any membership interests, options or rights received pursuant to Section 3 of this Agreement, being hereinafter called the "Pledged Interests").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Pledgor hereby agrees with Agent as follows:

     Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

     Section 2. Pledge. To secure the prompt and complete payment to the Agent, for the benefit of the Secured Parties, when stated to be due of any and all present and future indebtedness (including, without limitation, principal, interest, fees, collection costs and expenses, attorneys' fees and other amounts), liabilities and obligations (including, without limitation, reimbursement obligations with respect to Letters of Credit issued by Regions under the Credit Agreement) of Borrower and each Subsidiary, and of any one or more of them, to any one or more of the Secured Parties evidenced by or arising under or in connection with the Credit Agreement, the Notes, the Letter of Credit Application(s), and/or any of the other Transaction Documents, whether direct or contingent, due or to become due or now existing or hereafter arising (all such amounts and obligations being hereinafter collectively referred to as "Obligations"), Pledgor hereby pledges and pawns to Agent, for the benefit of the Secured Parties, and hereby grants in favor of Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set-off and compensation against, the following described property now or hereafter owned by Pledgor (collectively, the "Pledged Collateral"):

     (a) All of Pledgor's right, title and interest in, to, and under each Company, including, but not limited to, all of Pledgor's membership interest in each Company; and

     (b) (1) all of the fruits, profits, revenues, returns, distributions and interest produced by, derived from or attributable to Pledgor's interest in each Company; (2) all rights of Pledgor as a member of each Company, including, but not limited to, the right to receive all distributions of capital, profits, returns and revenues from the sale, lease, improvement, operation or disposal of any and all property owned by such Company; and (3) all accessions to, substitutions and replacements for, and all rents, fruits, issues, increases, profits, revenues, returns, dividends, distributions, payments, proceeds, goods acquired with cash proceeds and products of or from any of the property described in subparagraph (a) above. (The fruits, revenues, distributions, payments, proceeds and other Pledged Collateral described in this subparagraph (b) shall be collectively referred to as the "Distributions".)

     Section 3. Purchases, Distributions, etc. Subject to the provisions of
Section 6 hereof, if, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any membership certificate (including, without limitation, any certificate representing a Distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Pledged Interests, or by transfer, or otherwise, the Pledgor agrees to accept the same as the agent for and to hold the same in trust on behalf of and for the benefit of the Secured Parties and to deliver the same forthwith to the Agent in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate, together with undated assignment separate from the certificate duly executed in blank, to be held by the Agent for the benefit of the Secured Parties, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in connection with the Pledged Interests upon the liquidation or dissolution of any Company shall be paid over to the Agent for the benefit of the Secured Parties to be held by the Agent as additional collateral security for the Obligations; and in case any distribution of capital shall be made on or in connection with the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of any Company or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent for the benefit of the Secured Parties to be held by the Agent as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Interests which are received by the Pledgor shall, until paid or delivered to the Agent, be held by the Pledgor in trust as additional collateral security for the Obligations.

     Section 4. Voting Rights.

     (a) Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote the Pledged Interests and to give consents, waivers and ratifications in respect of the Pledged Interests; provided, however, that the Pledgor shall not give any proxies to vote the Pledged Interests or enter into any new operating agreements, voting trusts or similar arrangements with respect thereto, and no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Pledged Collateral or be inconsistent with or violate any provision of this Agreement, the Credit Agreement or any other Transaction Documents.

     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other rights which the Pledgor would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Agent (or its nominee or trustee pursuant to Section 6 hereof) which shall thereupon have the sole right to exercise such voting and other rights.

     Section 5. Distributions.

     (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain or otherwise deal with any and all Distributions attributable to the Pledged Collateral, provided, however, that any and all:

          (i) Distributions paid or payable other than in cash in connection with, and instruments and other property received, receivable or otherwise distributed in connection with, or in exchange for, any Pledged Collateral,

          (ii) Distributions and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of such Pledged Collateral or in connection with a reduction of capital any Company, and

          (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

shall be forthwith delivered to the Agent to hold as Pledged Collateral for the benefit of the Secured Parties and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Parties and be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). Cash which is held by the Agent and which the Agent is entitled to retain hereunder shall be applied under the Credit Agreement to the payment of the outstanding Obligations.

     (b) Upon the occurrence and during the continuance of an Event of Default:

          (i) all rights of the Pledgor to receive the Distributions and other payments which it would otherwise be authorized to receive and retain pursuant to this Section 5 shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to apply such Distributions and other payments pursuant to the Credit Agreement to the payment of the outstanding Obligations; and

          (ii) all Distributions and other payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 5(b) shall be received by the Pledgor in trust for the Secured Parties, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

     (c) Nothing in this Section 5 shall be construed to alter any limitations on the permissibility of Distributions as set forth in the Credit Agreement.

     Section 6. Rights of the Agent. Any or all shares of the Pledged Interests held by the Agent hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of the Agent as agent for the benefit of the Secured Parties, or their nominee or trustee, and the Agent or such nominee or trustee may thereafter exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Interests as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Company or upon the exercise by any Company of any right, privilege or option pertaining to any Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent or such aforesaid nominee or trustee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     Section 7. Remedies. If an Event of Default shall have occurred and be continuing, the Agent, without demand of performance or other demand, appraisement, advertisement or notice of any kind (except the notice specified below in this Section 7 of the time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, appraisements, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere upon such terms and conditions as the Agent may deem advisable and at such prices as the Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Collateral or in any way relating to the rights of the Secured Parties, including, without limitation, reasonable attorneys' fees and legal expenses, to the payment in whole or in part, of the Obligations, but only after the payment by the Agent of any other amount required by any provision of law. For purposes of executory process, the Pledgor acknowledges the indebtedness owed under the Obligations, confesses judgment in favor of the Secured Parties for the full amount of the Obligations, and agrees to enforcement by executory process. The Pledgor waives
(a) the benefit of appraisal provided in Art. 2723 of the Louisiana Code of Civil Procedure and (b) the demand and three (3) days delay provided by Articles 2639 and 2721, Louisiana Code of Civil Procedure. The Pledgor agrees that the Agent need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. In addition to the rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Agent for the benefit of the Secured Parties shall have all the rights and remedies of a secured party under the Louisiana Commercial Laws and any other applicable law.

     Section 8. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants to the Secured Parties that: (a) the Pledgor is the legal record and beneficial owner of, and has good title to, the Pledged Interests and the Pledged Interests are subject to no other pledge, lien, mortgage, hypothecation, security interest, charge, shareholders agreement, voting trust or similar arrangement, proxy, option or other encumbrance whatsoever, except the security interest created by this Agreement and the Existing Regions Security Documents; (b) the Pledged Interests constitute all of the outstanding membership interests of the Companies and have been duly and validly issued, are fully paid and non-assessable; (c) the Pledgor has full power, authority and legal right to pledge all the Pledged Interests pursuant to this Agreement; (d) this Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms; (e) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or any other Person or entity is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement; and
(f) this Agreement creates a valid security interest in the Pledged Collateral, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance except the Existing Regions Security Documents.

     Section 9. No Disposition, etc. The Pledgor agrees that, without the prior written consent of the Agent, the Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, nor will it create, incur, enter into or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, voting trust or similar arrangement, proxy, option, or any other encumbrance with respect to any of the Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and the Existing Regions Security Documents. Without the prior written consent of the Agent, the Pledgor agrees that it will not vote to enable any Company to create, and will use its best efforts to prevent each Company from creating, any membership interests of any nature in addition to or in exchange or substitution for the Pledged Interests except as may be expressly permitted herein.

     Section 10. Resale.

     (a) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all of the Pledged Interests by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such interests for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Agent shall not be under an obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit any Company to register such interests for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor and such Company would agree to do so.

     (b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Interests valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental authorities having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this
Section 10 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default of the covenants, terms or conditions of the Credit Agreement or any of the Transaction Documents has occurred.

     Section 11. Further Assurances; Further Documentation. The Pledgor agrees that at any time and from time to time upon the written request of the Agent, the Pledgor will promptly execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement.

     Section 12. Limitation on Duties Regarding Pledged Collateral. The Agents's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral shall be to use reasonable care in the physical preservation of the Pledged Collateral that is in the actual possession of the Agent. Neither the Agent nor any of the Lenders, nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise.

     Section 13. Payment of Taxes. The Pledgor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from, any delay in paying any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement.

     Section 14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 15. No Waiver; Cumulative Remedies. The Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies or those of the Lenders, and no waiver shall be valid unless in writing and signed by the Agent and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion on its own behalf and on behalf of the Lenders. No failure to exercise nor any delay in exercising on the part of the Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     Section 16. Modifications; Amendments; Applicable Law. None of the terms or provisions of this Agreement may be altered, modified or amended except by an instrument in writing, duly executed by the Agent and the Pledgor. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the Pledgor and Pledgor's successors and assigns, and shall, together with the respective rights and remedies exercisable by the Agent on its own behalf and on behalf of the Lenders, inure to the benefit of the Secured Parties and their successors and assigns.

     Section 17. Notice. All notices hereunder shall be in writing and shall be given in the manner set forth in the Credit Agreement.

     Section 18. Power of Attorney. To effect the terms and provisions hereof, the Pledgor hereby designates and appoints the Agent as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to endorse the name of the Pledgor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Pledged Collateral that may come into the Agent's possession, to execute any endorsements, assignments, or other instruments of conveyance or transfer; and to do all other acts and things necessary and advisable in the sole discretion of the Agent to carry out and enforce this Agreement. All acts of said attorney are hereby ratified and approved and said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for acts by said attorney constituting gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable for so long as any of the Obligations whatsoever shall remain unpaid.

     Section 19. Irrevocable Authorization and Instructions. The Pledgor hereby authorizes and instructs the Companies to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Companies shall be fully protected in so complying.

     Section 20. Pledge and Assignment Absolute. All rights of the Agent and the Lenders, the pledge and assignment hereunder and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

          (i) any lack of validity or enforceability of the Credit Agreement or any other Transaction Documents;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

          (iii) any exchange, release or amendment or waiver of or consent to departure from this Agreement or any other Transaction Documents; or

          (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

     Section 21. Indemnity and Expenses. (a) The Pledgor agrees to indemnify each of the Secured Parties from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from any of the Secured Parties' gross negligence or willful misconduct.

          (b) The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which any of the Secured Parties may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, or use of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lenders hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     Section 22. Governing Law. This Agreement shall, except to the extent that the laws of another state apply to the Pledged Collateral or any part thereof, be governed by and construed in accordance with the laws of the State of Louisiana.

     Section 23. Jurisdiction and Waiver of Jury. The Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any court of the State of Louisiana or any court of the United States of America sitting in the Eastern District of Louisiana, as the Agent may elect, in any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents. The Pledgor irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in any such courts. The Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which the Pledgor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and the Pledgor further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Pledgor authorizes the service of process upon the Pledgor by registered mail sent to Pledgor at the address set forth in the Credit Agreement or such other address as the Pledgor may specify in writing to the Agent. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction. THE PLEDGOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) IN ANY COURT ARISING ON, OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

                                              TORCH OFFSHORE, INC.


                                              By:
                                                   -----------------------------
                                                   Robert E. Fulton
                                              Its: Chief Financial Officer


                                              REGIONS BANK, AS AGENT


                                              By:
                                                   -----------------------------
                                                   Jorge E. Goris
                                              Its: Senior Vice President

                                   SCHEDULE I

COMPANY                  MEMBERSHIP INTEREST
--------------------------------------------
Torch Express, L.L.C.            100%

Torch Offshore, L.L.C.           100%

                           ACKNOWLEDGMENT AND CONSENT

     Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each of the undersigned agrees to notify the Agent promptly in writing of the occurrence of any of the events described in Section 3 of the Pledge Agreement. Each of the undersigned further agrees that the terms of subsection 10(b) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 10 of the Pledge Agreement.

                                            TORCH OFFSHORE, L.L.C.


                                            By:
                                                 -------------------------------
                                                 Robert E. Fulton
                                            Its: Manager


                                            TORCH EXPRESS, L.L.C.


                                            By:
                                                 -------------------------------
                                                 Robert E. Fulton
                                            Its: Manager